Exhibit 99.3

GENERAL

THIS DOCUMENT IS AN ENGLISH TRANSLATION OF A RUSSIAN DOCUMENT. IT IS PROVIDED FOR INFORMATION ONLY, HAS NO LEGAL EFFECT AND SHOULD NOT BE RELIED UPON. SHAREHOLDERS IN JSC “RUSHYDRO” SHOULD RELY ONLY ON THE ORIGINAL RUSSIAN DOCUMENT OF WHICH THIS IS A TRANSLATION (TOGETHER WITH OTHER RELEVANT RUSSIAN DOCUMENTATION ISSUED BY JSC “RUSHYDRO”) IN RELATION TO ANY DECISION RELATING TO THE SUBJECT MATTER OF THIS DOCUMENT.

THIS TRANSLATION APPEARS AS A MATTER OF INFORMATION ONLY AND DOES NOT CONTAIN OR CONSTITUTE, AND SHOULD NOT BE RELIED UPON AS, AN OFFER OR INVITATION TO MAKE AN OFFER FOR THE PURCHASE OF ANY SHARES, BONDS OR OTHER SECURITIES.

THIS DOCUMENT IS NOT A PROSPECTUS (INCLUDING PURSUANT TO THE MEASURES IMPLEMENTING THE EU DIRECTIVE 2000/71/EC (THIS DIRECTIVE, TOGETHER WITH ANY IMPLEMENTING MEASURES IN ANY MEMBER STATE, THE “PROSPECTUS DIRECTIVE”)).

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR ADVERTISEMENT OF SECURITIES AND DOES NOT CONSTITUTE AN OFFER OR A PROPOSAL TO MAKE OFFERS OR TO ACQUIRE ANY SECURITIES IN ANY JURISDICTION.

IN RESPECT OF THE SHARES IN JSC “RUSHYDRO” AND DEPOSITARY RECEIPTS REPRESENTING SUCH SHARES WHICH ARE REFERRED TO IN THIS DOCUMENT THE RELEVANT CLEARANCES HAVE NOT BEEN, AND WILL NOT BE, OBTAINED FROM THE SECURITIES COMMISSION OF ANY PROVINCE OF CANADA AND NO PROSPECTUS HAS BEEN LODGED WITH, OR REGISTERED BY, THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION OR THE JAPANESE MINISTRY OF FINANCE. ACCORDINGLY, SUCH SECURITIES MAY NOT (UNLESS AN EXEMPTION UNDER THE RELEVANT SECURITIES LAWS IS APPLICABLE) BE OFFERED, SOLD, RESOLD, DELIVERED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN OR INTO CANADA, AUSTRALIA OR JAPAN OR ANY OTHER JURISDICTION IF TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF, OR REQUIRE REGISTRATION THEREOF IN, SUCH JURISDICTION OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON LOCATED IN CANADA, AUSTRALIA OR JAPAN.

THIS DOCUMENT IS ONLY ADDRESSED TO AND DIRECTED AT PERSONS IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA WHO ARE (A) A LEGAL ENTITY WHICH IS AUTHORISED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES; OR (B) A LEGAL ENTITY WHICH HAS TWO OR MORE OF (I) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (II) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000; AND (III) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS (“QUALIFIED INVESTORS”). IN ADDITION, IN THE UNITED KINGDOM, THIS DOCUMENT IS BEING DISTRIBUTED ONLY TO, AND IS DIRECTED ONLY AT,

QUALIFIED INVESTORS (I) WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “ORDER”) AND/OR (II) QUALIFIED INVESTORS FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER, AND TO OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THIS DOCUMENT MUST NOT BE ACTED ON OR RELIED ON (I) IN THE UNITED KINGDOM, BY PERSONS WHO ARE NOT RELEVANT PERSONS, AND (II) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA OTHER THAN THE UNTIED KINGDOM, BY PERSONS WHO ARE NOT QUALIFIED INVESTORS.

THIS DOCUMENT INCLUDES STATEMENTS THAT ARE, OR MAY BE DEEMED TO BE, “FORWARD-LOOKING STATEMENTS”. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS AT THE DATE OF THIS DOCUMENT. THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY, INCLUDING THE WORDS “TARGETS”, “BELIEVES”, “EXPECTS”, “AIMS”, “INTENDS”, “WILL”, “MAY”, “ANTICIPATES”, “WOULD”, “COULD” OR “SHOULD” OR SIMILAR EXPRESSIONS OR, IN EACH CASE THEIR NEGATIVE OR OTHER VARIATIONS OR BY DISCUSSION OF STRATEGIES, PLANS, OBJECTIVES, GOALS, FUTURE EVENTS OR INTENTIONS. THESE FORWARD-LOOKING STATEMENTS ALL INCLUDE MATTERS THAT ARE NOT HISTORICAL FACTS. BY THEIR NATURE, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS BEYOND THE COMPANY’S CONTROL THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON NUMEROUS ASSUMPTIONS REGARDING THE COMPANY’S PRESENT AND FUTURE BUSINESS STRATEGIES AND THE ENVIRONMENT IN WHICH THE COMPANY WILL OPERATE IN THE FUTURE. FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. THERE ARE MANY FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE COMPANY’S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

NOTICE TO US INVESTORS

JSC “RUSHYDRO’S” OFFERING OF PRE-EMPTIVE RIGHTS TO ACQUIRE NEW SHARES AND DEPOSITARY RECEIPTS (THE “RIGHTS OFFERING”) ARE MADE FOR THE SECURITIES OF A COMPANY ORGANIZED IN THE RUSSIAN FEDERATION. ACCORDINGLY, THE ISSUANCE IS SUBJECT TO THE DISCLOSURE REQUIREMENTS AND PRACTICES APPLICABLE IN RUSSIA, WHICH ARE DIFFERENT FROM THOSE OF THE UNITED STATES. CERTAIN FINANCIAL INFORMATION INCLUDED IN THIS DOCUMENT HAS BEEN PREPARED IN

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ACCORDANCE WITH ACCOUNTING PRINCIPLES APPLICABLE IN RUSSIA, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL INFORMATION OF US COMPANIES OR COMPANIES WHOSE FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES.

IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE THEIR RIGHTS AND ANY CLAIM THEY MAY HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS. JSC “RUSHYDRO” IS A RUSSIAN COMPANY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF COUNTRIES OTHER THAN THE UNITED STATES. INVESTORS MAY NOT BE ABLE TO SUE A NON-US COMPANY OR ITS OFFICERS OR DIRECTORS IN A NON-US COURT FOR VIOLATIONS OF THE US SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-US COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A US COURT’S JUDGMENT.

IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT OF 1933, AS AMENDED, PROVIDED BY RULE 801 THEREUNDER WITH RESPECT TO THE NEW SHARES AND DEPOSITARY RECEIPTS TO BE OFFERED IN CONNECTION WITH THE RIGHTS OFFERING, JSC “RUSHYDRO” WILL SUBMIT TO THE US SECURITIES AND EXCHANGE COMMISSION ANY INFORMATIONAL DOCUMENT IT PUBLISHES OR OTHERWISE DISSEMINATES TO HOLDERS OF JSC “RUSHYDRO” SHARES OR DEPOSITARY RECEIPTS RELATED TO THE ISSUANCE.

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Registered on August 16, 2011
State registration number

1-01-55038-E-040D by FFMS of Russia,
(specify the registering authority)

(signature of authorized person)

(seal of the registering authority)

RESOLUTION ON ADDITIONAL ISSUE OF SECURITIES

JSC “RusHydro”

Type of securities placed – registered shares,

category – equity shares,

form – uncertified shares,

nominal value – 1 (one) ruble,

number of securities – 89,000,000,000 shares,

method of placement of the securities: public offering.

Approved by decision of Board of Directors of JSC RusHydro made on 29.07.2011, Minutes dated 01.08.2011 No. 129 based on the resolution on increase of JSC RusHydro’s registered capital by means of additional issue of shares, made at the annual General meeting of shareholders on June 30, 2011, Minutes dated 04.07.2011, No. 7

Issuer’s address: 660075 The Krasnoyarsk Territory, Krasnoyarsk Respubliki str., 51.

Contact phone numbers with international code: (495) 225 32 32, 1944, 1274.

Chairman of the Management Board,                                          E. V. Dod

Date 02.08.2011                                                  Stamp here.

1. Type, category of securities: registered shares.

Category: equity shares.

Securities are not convertible.

2. Form of securities: Uncertified shares.

3. Information on mandatory centralized storage of securities.

No mandatory centralized storage of securities is provided.

4. Nominal value of each security of the issue (additional issue) (rub.):

1

5. Number of securities of the issue (additional issue) (shares):

89,000,000,000

6. Total number of securities of the issue, placed earlier (shares):

290,302,702,379

7. The rights of holders of each security of the issue (additional issue):

7.1 For equity shares exact provisions of joint-stock company Articles of Association on rights of equity shares holders shall be specified: on right to receive declared dividends, on right to participate in general meeting of shareholders with the right to vote on all the issues which fall under his/her competence, on right to receive part of property of the joint-stock company in case of its liquidation.

clause 6.2. of JSC RusHydro Articles of Association (hereinafter – the Issuer, the Company):

“Each equity share of the Company provides its holder with equal scope of rights.

The shareholders that own equity registered shares have the right to:

1) participate in the General meeting of shareholders of the Company personally or through his or her representatives with right t vote on all the issues within his or her competence;

2) make proposals on the items of agenda for the General meeting of shareholders in accordance with the legislation of the Russian Federation and this Articles of Association;

3) receive information on the activities of the Company and examine the documents of the Company in accordance with Article 91 of the Federal Law “On Joint Stock Companies”;

4) receive dividends declared by the Company;

5) to purchase on pre-emptive basis the additional shares placed by offering and equity securities converted into shares in number proportional to the number of shares of this category (type) owned by them;

6) receive a part of the Company’s assets in case of its liquidation;

7) exercise other rights stipulated by the legislation of the Russian Federation and this Articles of Association.

The Articles of Association do not stipulate limitation of maximum number of votes owned by one shareholder”.

7.2 Not specified for this type of securities.

7.3 Not specified for this type of securities.

7.4 Not specified for this type of securities.

7.5 Not specified for this type of securities.

8. Conditions and procedure for placement of securities of the issue (additional issue):

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8.1 Method of securities placement: Public offering.

8.2 Period of securities placement:

Procedure for determination of placement commencement date: The date of commencement of placement of the additionally issued securities (hereinafter – the shares, the additional shares, the securities, the securities placed (offered, alloted)) of the Issuer is the date of notification on pre-emptive right publication in the newspaper Izvestiya or the 15th day from the date of publication of the statement on state registration of this additional issue of securities in the newspaper Izvestiya, in case the notification on the pre-emptive right in the newspaper Izvestiya is published before the 14th(fourteenth) day from the date of publication of the statement on state registration of this additional issue of securities in the newspaper Izvestiya.

Procedure for determination of placement completion date: the 45th day from the Offer collection period completion date (the period is specified in clause 8.3. of this Resolution on Additional Issue of Securities) but within 365 (three hundred and sixty five) days from the date of state registration of the additional issue of securities.

Period of securities placement is determined by specification of the dates of any information on securities issue disclosure.

Procedure for such information disclosure: Statement on state registration of the additional issue of securities is published in a press organ of mass media with a number of copies printed exceeding 10,000 (ten thousand) (the newspaper Izvestiya), but no later than 10 (ten) days from the date of state registration of the additional issue of securities. At publication of the said statement, the arrangement of the potential owners of equity securities access to the information in the Issue Prospectus shall be also specified.

Notification on the pre-emptive right is published in the newspaper Izvestiya, and on the website of the Issuer: www.rushydro.ru.

8.3 Procedure for securities placement:

Procedure and conditions for civil law contracts conclusion (procedure and conditions for filing and satisfaction of applications) in the course of securities placement: Placement of shares is executed by conclusion of subscription agreements for purchase of securities placed (hereinafter – the Subscription agreement).

Offering of shares to persons exercising their pre-emptive right for acquisition of securities placed is executed in accordance with procedure specified in clause 8.5 of the Resolution on Additional Issue of Securities. Before the expiry of the pre-emptive right for acquisition of the securities placed, specified in clause 8.5 of this Resolution on Additional Issue of Securities, no placement of securities other than by exercise of the said pre-emptive right is allowed.

For the purposes of conclusion of Subscription agreements outside the framework of the pre-emptive right exercise the Issuer at any time after summarizing the results of pre-emptive right exercise and within 60 (sixty) days before the end of the 365-day period from the date of state registration of this additional issue may publish an invitation to an undefined set of people to make proposals (offers) on acquisition of securities placed in the Interfax newsline or on the Internet website www.rushydro.ru

Period within which it is possible to make the offers on acquisition of the securities placed (hereinafter the Offers):

The shares will be placed with involvement of the professional securities market maker (the Broker), rendering the services for shares placement under paid services agreement, concluded with the Broker, to the Issuer. Such person is one of the Brokers listed below. Not later than the start of the period within which the offers on acquisition of shares may be made the Issuer will disclose the information on the chosen Broker who will render the services for shares placement in the Interfax newline and on the Internet website www.rushydro.ru.

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The Issuer shall provide the Broker with a list of its interested persons prior to the offering opening date and shall specify the persons from such list, the transactions with which have been approved by the Issuer.

Offers may be sent to the Issuer or to the Broker within 15 (fifteen) days from the date of publication of the Invitation to make offers in the Interfax newsline or on the Internet website www.rushydro.ru (hereinafter referred to as the Offer Collection Period). At the same time, the Issuer reserves the right to prolong the Offer Collection Period, but provided that the date of the said Offer Collection Period expiry is 45 (forty five) days before the end of 365-day period from the date of this additional issue state registration.

In case the Issuer has decided to prolong the Offer Collection Period, the Issuer is obliged to publish the corresponding announcement regarding prolongation of the Offer Collection Period in the newsline Interfax and on the Internet website www.rushydro.ru not later than 5 (five) days before the published date of the Offer Collection Period end.

A prospective subscriber of the securities placed (hereinafter referred to as the Subscriber) may submit an Offer every day from 10:00 till 17:00 (Moscow time), except for Saturday, Sunday and public holidays, to the address: 117393, Moscow, Arkhitektora Vlasova street, 51, JSC RusHydro, or to the Broker’s address.

Each Offer shall include the following information:

•	title: “Offer to buy shares of JSC RusHydro”;

•	full company name/surname, first name, patronymic of the Subscriber;

•	Subscriber’s taxpayer identification number (if any);

•	Subscriber’s place of residence (registered address);

•	for individuals: passport particulars (date and place of birth; series, number and issuance date, name of the issuing authority);

•

for legal entities: registration particulars (including for Russian legal entities – information on the state registration of the legal entity/registration in the Unified State Register of Legal Entities (date, registering authority, appropriate certificate number);

•	consent of the person making the Offer to purchase the specified number of shares to be issued at the offering price as determined in the Resolution on the Additional Issue of Securities;

•	the number of securities to be purchased identified by one of the following ways:

•	an exact number of the shares in the numerical expression which the Subscriber undertakes to purchase;

•

the minimum number of the shares that the Subscriber undertakes to purchase. An indication of the minimal number shall be deemed to be an offer of the Subscriber submitting the Offer to purchase any number of the shares to be issued, but not less than the specified minimum number;

•

the maximum number of the shares that the Subscriber undertakes to purchase. An indication of the maximum number shall be deemed to be an offer of the Subscriber submitting the Offer to purchase any number of the shares to be issued, but not more than the specified maximum number;

•

the minimum and maximum numbers of the shares that the Subscriber undertakes to purchase. An indication of the minimum and maximum numbers shall be deemed to be an offer of the person submitting the Offer to purchase any number of the shares to be issued, but not less than the specified minimum number and not more than the specified maximum number.

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•

information on form of payment of shares being placed (monetary, non-monetary or both monetary and non-monetary at the same time), and in case of shares payment with non-monetary assets– list and characteristic of non-monetary assets (property) (list of non-monetary assets using which the shares may be paid is specified in clause 8.6. of the Resolution on Additional Issue of Securities), placed as payment for shares, namely:

•

in case of payment for the shares being placed by immovable property the following shall be specified: description of property, estimated property cost in the Subscriber’s opinion, extract from the Unified State Register of Rights to Immovable Property and Transactions therewith regarding the rights to this property issued not later than 30 days before the date of submitting the Offer shall be attached;

•

in case of payment for the shares being placed by securities the following shall be specified: type, category, form, nominal value, number, state registration number of securities issue, issuer’s name, estimated cost of securities in the Subscriber’s opinion, statement from the Register of Holders of the Registered Securities (from depository account) regarding the number of the Subscriber’s securities as of the date not earlier than 10 days before the date of submitting the Offer.

•

in case of payment for the shares by non-monetary assets for each non-monetary asset the Subscriber shall specify estimated monetary value at which the Subscriber undertakes to make payment for the shares being placed provided that estimated monetary value of the said non-monetary assets determined by the Issuer’s Board of Directors corresponds to the estimated monetary value of such assets specified by the Subscriber in the Offer. The Subscriber may specify monetary value in rubles of the Russian Federation using one of the following ways:

•	exact value at which the Subscriber undertakes to place non-monetary assets as payment for the shares.

•

minimum value at which the Subscriber undertakes to place non-monetary assets as payment of the shares. Specification of minimum value means a proposal of the Subscriber having submitted the Offer to place non-monetary assets as payment for the shares at monetary value not less than the value specified by the Subscriber;

•

maximum value at which the Subscriber undertakes to place non-monetary assets as payment for the shares. Specification of maximum value means a proposal of the Subscriber having submitted the Offer to place non-monetary assets as payment for the shares at monetary value not more than the value specified by the Subscriber;

•

minimum and maximum values at which the Subscriber undertakes to place non-monetary assets as payment for the shares. Specification of minimum and maximum values means a proposal of the Subscriber having submitted the Offer to place non-monetary assets as payment of the shares at any monetary value which is not less than minimum value specified by the Subscriber and not more than maximum value specified by the Subscriber.

•

in case of payment by non-monetary assets the Offer shall include the Subscriber’s statement that the Subscriber undertakes (or the Subscriber does not undertake) to pay the securities by monetary assets if the monetary value of property (non-monetary assets) estimated according to the prescribed procedure by the Issuer’s Board of Directors does not correspond to the monetary value specified by the Subscriber in the Offer;

•

Subscriber’s personal account number in the Register of Holders of Registered Securities of the Issuer for transfer of the shares to be purchased to such account. If the shares are to be credited to a nominee’s account in the Register of Holders of Registered Securities of the Issuer – a full name of the depository (hereinafter referred to as the First Level Depository), information on state registration of such depository (OGRN (Primary State Registration Number), name of the registering authority, date of registration and the depository enlisting in the EGRUL (Uniform State Register of Legal Entities), Subscriber’s depository account number, number and date of the depository agreement between the depository and the Subscriber’s

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(in respect of the securities being placed). If the Subscriber’s depository account (in respect of the securities being placed) is maintained by the nominee holder who in its turn is a depositor of the First Level Depository, then the Offer shall contain a full company name of the specified nominee holder, information on state registration of the specified nominee holder (hereinafter referred to as the Second Level Depository) (OGRN, name of the registering authority, date of state registration and enlisting the depository in the EGRUL), Subscriber’s depository account number, number and date of the depository agreement between the depository and the Subscriber (in respect of the securities being placed), the full company name of the First Level Depository, details of the inter-depository agreement between the First Level Depository and the Second Level Depository (and so on down to the nominee holder with which the Subscriber has the depository account (in respect of the securities being placed);

•	bank details of the Subscriber for return of monetary assets;

•	contact information (postal address, fax number with international code, e-mail) for sending the notice on the Offer acceptance (acceptance).

The Offer shall be signed by the Subscriber (or his authorized representative with the attached original or copy of the duly executed power of attorney or another instrument confirming the powers of the representative, certified by a notary) and, for legal entities, contain an impress of a seal (if any).

The Offer shall have as attachments:

•	for legal entities – notarized copies of constituent documents and documents confirming the powers of the person entitled to act on behalf of the legal entity without power of attorney;

•	in case of payment by non-monetary assets – the documents specified above for cases of non-monetary payment for shares;

•

the Offer may be accompanied with provision of financial guarantees ensuring execution of obligation of the person having submitted the Offer to pay for the shares if its Offer is accepted by the Issuer;

•

if according to requirements of the Russian Federation law the purchase of the shares in the quantity stipulated in the Offer by the person submitted the Offer is performed with the prior consent of the antimonopoly body, the person submitted the Offer shall attach a copy of the corresponding antimonopoly body consent to the Offer;

•

if according to the law requirements, purchase of the shares in the quantity stipulated in the Offer by the person submitted the Offer is performed with the prior approval of a competent executive body of the Subscriber (Board of Directors/Supervisory Board, General meeting of Shareholders/General meeting of participants), such person shall attach a copy of the appropriate resolution on approval of the transaction related to purchase of the securities being placed.

The Issuer shall reject an Offer if it does not meet the requirements of the Russian Federation law and (or) the Resolution on Additional Issue of Securities.

The Issuer shall register the received Offers in the special register of received offers (hereinafter referred to as the Issuer’s Register) on the day of their receipt. The Offers received by the Broker are subject to registration by the Broker in the special register of the received offers (hereinafter referred to as the Broker’s Register) on the day of their receipt.

The Offers to purchase the securities being placed submitted by prospective subscribers shall be accepted by the Issuer at its sole discretion.

On the basis of the Issuer’s Register and the Broker’s Register data, the Issuer or the Broker on behalf of the Issuer and pursuant to the written instructions of the Issuer forwards a notice of acceptance (the Acceptance) of the proposal (the Offer) to the Subscribers chosen by the Issuer at its discretion among the Subscribers submitted Offers which meet the requirements stipulated in clause 8.3 of the Resolution on the Additional Issue of Securities. Such notice shall contain the number of the shares placed for the Subscriber submitted the Offer.

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The notice of acceptance of the Offer shall be delivered to the Subscriber in person or to its authorized representative or sent to the postal address and (or) by fax and (or) email address as specified in the Offer not later than 3 (three) days after the date of the Issuer’s resolution on acceptance of the Offer (hereinafter referred to as the Acceptance Circulation Period).

The Issuer shall make a decision on acceptance of an Offer within 2 (two) days from the date of the Offer Collection Period expiry (hereinafter referred to as the Acceptance Period). The Issuer shall be entitled to make a decision on acceptance of an Offer only for such number of additional shares which at the time of making the decision on acceptance of such Offer are unplaced and are not subject to placement to another or the same Subscriber pursuant to the prior Offer accepted by the Issuer.

A Subscription agreement shall be deemed effective upon receipt of the Issuer’s notice of acceptance of the Offer by the Subscriber (Subscriber’s authorized representative having submitted the Offer) having submitted the Offer.

By agreement of the parties pursuant to Article 434 of the Civil Code of the Russian Federation an agreement may be executed as a single document signed by the parties in a number of copies as agreed by the parties.

Subscription agreement under which the shares are paid by non-monetary assets shall be concluded in accordance with requirements of the Russian Federation law to transactions with real estate.

A Subscriber shall be entitled to submit an Offer for execution of the Subscription agreement at any day from 10:00 until 17:00 (Moscow time), except for Saturday, Sunday and public holidays, at the address: Russian Federation, Moscow, Arkhitektora Vlasova street, 51, JSC RusHydro. The agreement shall be executed upon the Subscriber’s receipt of the Offer acceptance.

The Subscriber that receives the Issuer’s notice of acceptance of the Offer shall pay the full price of the purchased securities within 30 (thirty) days from the date of the Acceptance Circulation Period end.

The obligation to pay for the shares being placed shall be deemed fulfilled upon crediting of monetary assets to the current account of the Issuer specified in clause 8.6. of the Resolution on the Additional Issue of Securities and (or) transfer of non-monetary assets into ownership of the Issuer in the procedure specified in clause 8.6 of the Resolution on the Additional Issue of Securities.

In execution of the Subscription agreement the Subscriber transfers the monetary assets to Issuer’s current account specified in clause 8.6 of the Resolution on the Additional Issue of Securities and (or) transfers the non-monetary assets into ownership of the Issuer in the procedure specified in clause 8.6 of the Resolution on the Additional Issue of Securities.

The Subscriber shall pay for the shares being placed in full within the period set forth in the Resolution on the Additional Issue of Securities and Subscription agreements and prior to making credit entries in personal accounts of Subscribers in the Issuer’s shareholders register keeping system (or a nominee holder designated by a Subscriber). At that such credit entries in Subscribers’ personal accounts in the Issuer’s shareholders register keeping system (or a nominee holder designated by a Subscriber) shall not be made before the Offering Opening Date and after the Offering Closing Date in respect of the additional issue of the shares.

In the event that a Subscriber fails to execute its obligation to pay for the shares being purchased within the specified period, the Issuer shall have the right to refuse to execute its counter-obligation to transfer the shares to the Subscriber.

In case of partial execution of its obligation to pay for the shares being purchased by the Subscriber, the Issuer shall have the right to execute its counter-obligation to transfer the shares to the Subscriber pro rata the number of the shares paid for by the Subscriber.

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In case of partial execution of its obligation to pay for the shares by the Subscriber or complete refusal of the Issuer to execute its counter-obligation to transfer the shares, if the Subscriber has not paid for the shares within the periods specified above, monetary assets and (or) non-monetary assets received as partial execution of the obligation to pay for the shares or, respectively, all monetary assets and (or) non-monetary assets transferred by the Subscriber for the shares shall be refunded to the Subscriber by non-cash transfer as per the bank details specified in the Offer (in case of monetary payment), and (or) in accordance with the procedure specified in clause 8.6 of the Resolution on the Additional Issue of Securities (in case of non-monetary payment) within 60 (sixty) days from the Offering Closing Date.

The Issuer shall have the right not to send notice of cancellation of the counter-obligation to transfer the shares (all or those unpaid by the Subscriber, respectively) to the Subscriber, however, the Issuer may at its sole discretion and for the purposes of Subscriber notification send such notice to the Subscriber in person or through its authorized representative or send such notice at the postal address and/or by fax and/or e-mail specified in the Offer.

The Issuer’s obligation to transfer the shares being placed to the Subscriber shall be deemed executed upon making a credit entry in the personal account of the Subscriber or a nominee holder designated in the Offer by the Subscriber of the respective number of the securities being placed.

Offering of additional shares to the persons exercising their pre-emptive right for acquisition of additional shares is executed in accordance with the procedure specified in clause 8.5 of the Resolution on the Additional Issue of Securities.

Before expiration of effective period of the pre-emptive right for acquisition of the securities being placed specified in clause 8.5 of the Resolution on the Additional Issue of Securities, no placement of securities other than by exercising the specified pre-emptive right shall be permitted.

Amendment to and/or termination of subscription agreements shall be effected on the grounds and pursuant to the procedure stipulated by Chapter 29 of the Civil Code of the Russian Federation.

The securities are registered ones, the register of their holders is maintained by the registrar.

The person in whose favor the Issuer issues an instrument of transfer being a ground for making a credit entry in the personal account of the first subscriber (registrar, first subscriber), as well as other requirements to instrument of transfer issue: Not later than 3 (three) days from the end of the securities payment period set forth in clauses 8.3 and 8.6 of the Resolution on the Additional Issue of Securities, subject to payment of the Subscriber for the securities placed pursuant to the procedure set forth in Clause 8.6 of the Resolution on the Additional Issue of Securities; and at least 3 (three) days before the Offering Closing Date the Issuer shall deliver to the registrar of the Issuer (Open Joint Stock Company Registrator R.O.S.T., OGRN 1027739216757, License for maintenance of registers issued by the Federal Securities Market Commission No. 10-000-1-00264 dated 03.12.2002) the instrument of transfer authorizing the making of a credit entry in the personal account of the Purchaser or a nominee holder specified by the Subscriber in the Offer.

Within 3 (three) days from receipt of the instrument of transfer and prior to the Offering Closing Date the registrar shall debit from the Issuer’s account such number of the securities of this additional issue as specified in the instrument of transfer and credit them to the personal account of the Subscriber or a nominee holder designated by the Subscriber in the Offer.

The shares shall be deemed placed from the date when the securities are registered in the register of shareholders – holders of securities of the Issuer in the name of the Purchaser or a nominee holder designated by the Subscriber in the Offer.

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Placement of a certain number of the shares of this additional issue as part of exercising the pre-emptive right to purchase the shares (i.e. when they are purchased by persons having the pre-emptive right to purchase the shares) is intended to be carried out, in particular, outside the Russian Federation by means of placement in accordance with foreign laws of appropriate foreign securities certifying the rights relating to the additional shares.

No placement of the shares of this additional issue to other subscribers (other than by exercising of the pre-emptive right to purchase the shares placed) is to be done outside the Russian Federation in accordance with foreign laws of appropriate foreign securities certifying the rights relating to the shares.

Offering of securities is executed with granting the pre-emptive right to purchase securities.

No securities shall be placed through subscription by tender.

Placement of securities shall be executed by the Issuer with involvement of the professional participants of securities market rendering services for securities placement to the Issuer.

Full company name: Open Joint-Stock Company Investment Company EUROFINANSY.

Abbreviated company name: OJSC IC EUROFINANSY.

Location: 119049, Moscow, Shabolovka street, 10, block 2.

Broker license information:

License number: 077-06234-100000.

License issue date: 09.09.2003.

License period: unlimited.

Issuing authority: FCSM of the Russian Federation.

Full company name: Open Joint Stock Company Sberbank of Russia.

Abbreviated company name: OJSC Sberbank of Russia.

Location: 117997, Russia, Moscow, Vavilova st. 19.

Broker license information:

License number: 077-02894-100000.

License issue date: 27.11.2000.

License period: unlimited.

Issuing authority: FCSM of the Russian Federation.

Full company name: Open Joint Stock Company Financial Corporation OTKRYTIE.

Abbreviated company name: OJSC Financial Corporation OTKRYTIE.

Location: 105064 Moscow Yakovoapostolskij lane, 12, b. 1.

Broker license information:

License number: 177-06097-100000.

License issue date: 28.06.2002.

License period: unlimited.

Issuing authority: FCSM of the Russian Federation.

Main functions of the entity: Not later than the start of the period within which the offers on acquisition of shares may be made, the Issuer shall disclose the information on the chosen Broker who will render the services for shares placement in the Interfax newsline and on the Internet website www.rushydro.ru.

The primary responsibilities of the Broker for rendering securities placement services to the Issuer include receipt and registration of Offers, as well as giving notices of acceptance on behalf of the Issuer to persons selected by the Issuer at its sole discretion among all the persons submitted the Offers.

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such person’s obligation to purchase the securities which have not been placed in time, and if it has such obligation – also the number (procedure for number determination) of the securities have not been placed in time and which the said person is obliged to purchase, and the period (procedure for period determination) at the end of which the said person must purchase such number of securities the Broker shall not have obligation to purchase the securities which have not been placed within the determined period.

such person’s obligation to maintain prices for securities being placed at a certain level during a certain period after completion of their placement (stabilization), including obligations associated with providing market making services and if it has such obligation – also period (procedure for such period determination) during which the said person is obliged to perform stabilization or provide market making services: The Broker shall bear no obligations relating to maintenance of prices for securities placed at a certain level during a certain period after the completion of their placement (stabilization), including obligations associated with providing market making services.

such person’s right to purchase additional number of the Issuer’s securities out of the Issuer’s placed (outstanding) securities of the same type, category as the securities being placed, which may be exercised or not exercised depending on the results of securities placement, and if it has such right – additional number (procedure for number determination) of the securities which may be purchased by such person and a period (procedure for period determination) during which this person can exercise the right for purchase of additional number of securities. The Broker shall not have the right to purchase an additional number of securities of the Issuer from the number of the Issuer’s placed (outstanding) securities of the same type, category as the securities being placed, which may be exercised or not exercised depending on the results of the securities placement.

amount of fee payable to the person rendering services for placement and/or arrangement of securities placement, and if such fee (part of fee) is paid to the said person for rendering services for maintenance of prices of securities being placed at a certain level during a certain period after completion of their placement (stabilization), including market making services – amount of such fee as well: The contract with the Broker is concluded after state registration of the securities placed issue, but not later than the start of period during which the Offers to acquire shares may be made. The amount of the Broker’s fee shall be specified in the contract and may depend on the results of the securities placement, at that the amount of such fee shall not exceed 1,000,000 (one million) rubles.

Previously issued (outstanding) shares of the Issuer of the same class and type as the securities offered are not intended to be offered for purchase, including outside the Russian Federation, concurrently with this issue of securities by means of offering of respective foreign securities.

In accordance with the Federal Law “On Procedure for Making Foreign Investments in Business Entities of Strategic Importance for State Defense and Security” the Issuer is not a business entity of strategic importance for defense and security of the state.

Execution of agreements on assignment of Issuer’s securities to initial holders during their placement does not require prior approval of such agreements in accordance with the Federal Law “On Procedure for Making Foreign Investments in Business Entities of Strategic Importance for State Defense and Security”.

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8.4 Price (prices) and procedure for determination of price for placement of securities:

The price at which the additional shares are offered (including to persons on the list of holders of the pre-emptive right to acquire additional shares offered) shall be determined by the Board of Directors of the Company in accordance with Articles 36, 77 of the Federal Law “On Joint Stock Companies” before the Offering Opening Date.

The offering price (procedure for price determination) shall be published by the Issuer in the newsline and on the Internet website. The offering price (procedure for price determination) shall be published by the Issuer within the following time before the Offering Opening Date:

•	in the newsline (Interfax) – within 1 day from the date on which the offering price is determined pursuant to a resolution, but before the Offering Opening Date;

•	on the Internet website www.rushydro.ru – within 2 days from the date on which the offering price is determined pursuant to a resolution, but before the Offering Opening Date.

8.5 Procedure for exercising the pre-emptive right for acquisition of the securities placed:

The list of holders of the preemptive right to purchase securities placed is prepared as of: 23.05.2011.

Notice of exercisability of the preemptive right to purchase securities placed shall be given as follows: Notice of exercisability of the pre-emptive right to purchase securities placed (hereinafter referred to as the Notice of the pre-emptive right) shall be given upon state registration of this additional issue of securities, but not later than 220 days from the Offering Opening Date in the manner specified in the Articles of Association of the Issuer for giving notices of the General Meeting of Shareholders of the Issuer.

Pursuant to clause 10.11 of Article 10 of the Articles of Association of the Issuer notice of the General Meeting of Shareholders shall be published by the Issuer in the newspaper Izvestiya and on the Internet website www.rushydro.ru.

Therefore, upon state registration of the additional issue of shares and prior to the Offering Opening Date in respect of additional shares the Issuer shall publish the Notice of the pre-emptive right in the newspaper Izvestiya and posts the Notice of the pre-emptive right on the Internet website www.rushydro.ru.

Notice of the pre-emptive right shall be also published in the newsline of CJSC Interfax news agency within 5 days after complete execution of its duties related to the Notice of the pre-emptive right by the Issuer, i.e. after execution of the last of the following actions by the Issuer: publication of the Notice of the pre-emptive right in the newspaper Izvestiya and posting of the Notice of the pre-emptive right on the Internet website www.rushydro.ru.

Notice of the pre-emptive right shall specify the number of additional shares being offered, offering price, procedure for determining the number of securities which each person entitled to exercise the pre emptive right may purchase, procedure for submission of applications by such persons to the company and the term for submission of such applications to the Issuer (hereinafter referred to as the Term of the pre-emptive right).

Procedure for exercising the pre-emptive right for acquisition of the securities placed: Under Articles 40, 41 of the Federal Law “On Joint Stock Companies” the shareholders of the Issuer, holders of equity shares entitled to attend the extraordinary General Meeting of Shareholders of the Company held on June 30, 2011 that passed the Resolution on Increasing the registered capital of the Company, have the pre-emptive right to purchase additional shares of the Issuer in number proportional to the number of equity shares of the Issuer held by them.

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Placement of a certain number of shares in this additional issue as part of exercising the pre-emptive right to subscription for shares (i.e. when they are purchased by persons having the pre-emptive right to subscription for shares) is intended to be carried out, in particular, outside the Russian Federation by means of a placement in accordance with foreign laws of appropriate foreign securities certifying the rights relating to shares.

In exercising the preemptive right to purchase securities offered by persons entitled to such preemptive right, Subscription Agreements are made, including agreements to purchase securities of a foreign issuer offered under foreign laws (hereinafter referred to as the Depository Bank) and certifying the rights in respect of the shares of the Issuer (hereinafter referred to as Depository Receipts) as specified below.

As issue of Depository Receipts is not subject to state registration in the Russian Federation, Depository Receipts shall solely be offered outside the Russian Federation and no such receipts may or will be offered by the Issuer or publicly traded on the territory of the Russian Federation. Offering of shares by means of issuance of Depository Receipts shall be conducted under a contract made by and between the Issuer and The Bank of New York Mellon (hereinafter referred to as the Depository Bank), for the purpose of Depository Receipts issue by the Depository Bank.

Offering of shares by means of issuance of Depository Receipts shall only be possible if the Issuer has a permission for issue and trade in securities outside the Russian Federation duly issued by the Financial Markets Federal Agency as required by the laws of the Russian Federation for issue and subsequent trade in shares of this additional issue outside the Russian Federation.

Allotment of the Issuer’s shares by means of an offering of foreign securities means crediting of shares of the Issuer to the personal account (depository account) in the Depository Bank which under relevant foreign laws is the Issuer of respective Depository Receipts.

Allotment of additional shares to persons entitled to exercise the preemptive right to purchase securities offered shall be carried out on the grounds of written applications for acquisition securities offered (hereinafter referred to as Applications or Application in singular) submitted by such persons (hereinafter referred to as Applicants or Applicant in singular).

Persons entitled to exercise the preemptive right to purchase securities offered may exercise their preemptive rights in full or in part pro rata the amount of ordinary registered shares of the Issuer held by them.

An Applicant may exercise its preemptive right in full or in part by means of submitting an Application to the Issuer.

The Application shall include:

•	the title “Application for purchase of shares of JSC RusHydro in the exercise of the preemptive right”;

•	last name, first name, patronymic (full company name) of the person entitled to exercise the preemptive right to purchase securities offered;

•	taxpayer identification number of the person having the preemptive right to purchase securities offered (if any);

•	residential address (registered office) of the person having the preemptive right to purchase securities offered;

•	for natural persons: passport particulars (date and place of birth, series, number and issuance date, name of the issuing authority);

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•

for legal persons: registration particulars (including for Russian legal persons – information on state registration of the legal person/registration in the Unified State Register of Legal Entities (date, registering authority, appropriate certificate number);

•	number of securities offered to be purchased;

•

information on form of payment of shares being placed (monetary, non-monetary or both monetary and non-monetary at the same time), and in case of shares payment with non-monetary assets – list and characteristic of non-monetary assets (property) (list of non-monetary assets using which the shares may be paid is specified in clause 8.6 of the Resolution on Additional Issue of Securities), placed as payment for shares, namely:

•	in case of payment for the shares being placed by immovable property the following shall be specified: description of property, estimated property cost in the Applicant’s opinion;

•

in case of payment for the shares being placed by securities the following shall be specified: type, category, form, nominal value, number, state registration number of securities issue, issuer’s name, estimated cost of securities in the Applicant’s opinion;

•

in case of payment for the shares by non-monetary assets for each non-monetary asset the Applicant shall specify estimated monetary value at which the Applicant undertakes to make payment for the shares being placed provided that estimated monetary value of the said non-monetary assets determined by the Issuer’s Board of Directors corresponds to the estimated monetary value of such assets specified by the Applicant in the Application. The Applicant may specify monetary value in rubles of the Russian Federation;

•

Applicant’s personal account number in the share register of the Issuer for transfer of purchased shares to it. If shares are to be entered in the share register of the Issuer to a nominee account – full legal name of the depository (hereinafter referred to as the First Level Depository), information on state registration of such depositary (OGRN, name of the registering authority, date of state registration and entering the depository in the EGRUL), Applicant’s safekeeping account number, number and date of the appropriate custodial agreement entered into by the depository and the Applicant (in respect of securities offered). If the Applicant’s depository account (in respect of in respect of securities offered) is maintained by a nominee holder who in turn is a depositor of the First Level Depository, then the Application must state the full legal name of the mentioned nominee holder, information on state registration of the mentioned nominee holder (hereinafter referred to as the Second Level Depository) (OGRN, name of the registering authority, date of registration and entering the depository in the EGRUL), name of the registering authority, date of registration and entering the depository in the EGRUL), Applicant’s depositary account number, number and date of the appropriate custodial agreement entered into by the depository and the Applicant (in respect of securities offered), the full legal name of the First Level Depository, details of the inter-depository agreement between the First Level Depository and the Second Level Depository (and so on down to the nominee holder in which the Applicant has the depository account (in respect of securities offered);

•	Applicant’s bank details to be used in case of return of monetary assets;

•	contact details of the Applicant (postal address and fax with the international code, e-mail) to give notice to the Applicant of a resolution on its Application;

•	reference to an attachment of a document confirming the Applicant’s payment for the securities offered.

The Application shall be accompanied with a document confirming payment for the securities with monetary assets, and (or) documents, confirming transfer of securities used as payment for the securities offered to the depositary account of the Issuer (notice on transaction in the personal account and (or) depositary account), and (or) certificate of state registration of immovable property title transfer to the Issuer.

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The Issuer may determine a recommended form of the Application. In this case the Application form shall be posted on the Internet website www.rushydro.ru before the commencement of the Term of the preemptive right.

The Applicant shall pay for subscribed shares specified in clause 8.6 of the Resolution on the Additional Issue of Securities.

An Application shall be signed by the person entitled to exercise the preemptive right to purchase securities offered (or by its authorized representative subject to attachment of the original or certified copy of a duly executed power of attorney or any other instrument to confirm the powers and rights of the representative) and bear the seal impress for legal persons (if any).

The Applicant shall be liable for the reliability of the information contained in the Application and its conformance to the information entered in the Issuer’s Register of Shareholders.

Applications shall be received every day, excluding Saturdays, Sundays and official holidays, from 10:00 till 17:00 (Moscow time), at the following address: 107014, Moscow, Stromynka st., 4, b. 1, Limited Liability Company Depository and Corporate Technologies. Postal address for submission of Applications: 107014, Moscow, Stromynka st., 4, b. 1, Limited Liability Company Depository and Corporate Technologies. Contact phone number: (495) 641-30-31, 641-30-32, 641-30-33.

Applications shall be registered in the Applications register with indication of the date of receipt for each Application.

The Issuer shall have the right to refuse to accept an Application submitted by a person entitled to exercise the preemptive right where:

•	the Application does not satisfy the requirements stipulated in clause 8.5 of the Resolution on the Additional Issue of Securities;

•	the Application makes it impossible to identify the person on whose behalf the Application has been submitted as a person entitled to exercise the preemptive right to purchase securities offered;

•	the Application is received by the Issuer after the end of the Term of the preemptive right;

•	the Application is not accompanied with the abovementioned document confirming payment for the securities.

In the event that the Issuer refuses to accept the Application, the monetary or non-monetary assets received by the Issuer as payment for the shares, shall be refunded to the Applicant by non-cash transfer as per the bank details specified in the Application (in case of monetary payment), and (or) in accordance with the procedure specified in clause 8.6 of the Resolution on the Additional Issue of Securities (in case of non-monetary payment) within 60 (sixty) days from the Offering Closing Date.

In the event that the number of shares specified in the Application is less than the number of shares paid as provided in the document confirming payment of shares offered, the Issuer will allot the Applicant the number of shares specified in the Application. At monetary payment for the shares – the Issuer shall within 60 (sixty) days from the end of the Term of the preemptive right return to the Applicant the amount of monetary assets in excess of the value of the shares offered, number of which is specified in the Application) received by the Issuer as payment for the shares, using the bank details provided in the Application. At non-monetary payment for the shares – the Issuer, shall within 60 (sixty) days from the end of the Term of the preemptive right, return to the Applicant difference between the value of property transferred as payment for the additional shares and the value of the additional shares specified in the Application. The Issuer shall return the said difference to the Applicant in monetary form in rubles of the Russian Federation by their transfer to the bank account, details of which are specified in the Application.

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In the event that the number of shares specified in the Application will be more than the number of shares paid as provided in the instrument confirming payment of allotted shares, the Applicant shall be deemed to have exercised its preemptive right to purchase shares for the number of shares paid.

In the event that the number of shares specified in the Application exceeds the number of shares which the Applicant is entitled to purchase, the Application, subject to compliance with all other requirements, shall be satisfied in maximum allowable number of whole shares for such person under the settlement procedure specified below. At monetary payment for the shares – the Issuer shall within 60 (sixty) days from the end of the Term of the preemptive right return to the Applicant the amount of monies in excess of the value of all shares as may be allotted to the said Applicant, received by the Issuer as payment for the shares, using the bank details provided in the Application. At non-monetary payment for the shares – the Issuer shall, within 60 (sixty) days from the end of the Term of the preemptive right, return to the Applicant the difference between the value of property transferred as payment for the additional shares and the value of the additional shares as may be allotted to the Applicant. The Issuer shall return the said difference to the Applicant in monetary form in rubles of the Russian Federation by their transfer to the bank account, details of which are specified in the Application.

Maximum number of the additional shares that a person may purchase under the preemptive right to purchase additional shares of the Issuer is proportional to the number of equity registered shares of the Issuer held by such person as of May 23, 2011, and shall be calculated as follows:

X = Y × (89,000,000,000/290,302,702,379), where

X is the maximum number of additional shares of this additional issue that may be purchased by a person entitled to exercise the preemptive right to purchase the securities offered;

Y is the number of equity registered shares of the Issuer held by a person entitled to exercise the preemptive right to purchase the securities offered as of May 23, 2011 (date when a list of persons entitled to attend the annual General Meeting of Shareholders of the Issuer that passed the Resolution on Increasing the Registered Capital of the Company, was prepared);

89,000,000,000 (eighty nine billion) is the number of additional equity shares offered by the Issuer pursuant to the Resolution on the Additional Issue of Shares;

290,302,702,379 (two hundred ninety billion three hundred two million seven hundred two thousand three hundred and seventy nine) – is the number of issued equity registered shares of the Issuer.

If the result of determining the maximum number of allotted additional shares that a person entitled to exercise the preemptive right to purchase shares may acquire is a fractional value, such person shall be entitled to purchase a fraction of the allotted additional share (fractional share) that corresponds to the fraction of the calculated value.

A fractional share shall have the same rights attached to it as a share of the same category pro rata a fraction of a whole share, which such fractional share is a part of.

Fractional shares are traded on the equal basis with whole shares.

Rights to fractional shares shall be registered in the personal accounts of registered persons in the register keeping system without rounding-off.

Where fractional shares arise as a result of exercising their preemptive rights by the shareholders, the rest part of such additional shares shall not be offered thereafter. After the Offering Closing Date in respect of additional shares and upon state registration of the additional securities issue summary report, all fractions of the shares that have remained unallotted shall be cancelled.

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A Subscription Agreement with a person entitled to exercise the preemptive right to purchase the securities offered shall be deemed concluded upon receipt by the Issuer of the Application accompanied with a document confirming payment for the securities by monetary assets and (or) documents, confirming transfer of securities used as payment for the securities offered to the depositary account of the Issuer (notice on transaction in the personal account and (or) depositary account), and (or) certificate of state registration of immovable property title transfer to the Issuer.

At that, in the event that the Application accompanied with documents confirming payment is submitted to the Issuer before the Offering Opening Date in respect of additional shares, the Subscription Agreement shall be deemed concluded on the Offering Opening Date in respect of shares of this additional issue.

At conclusion of the Subscription Agreement with a person exercising the preemptive right to purchase the securities offered, as may be agreed between the parties in accordance with Article 434 of the Civil Code of the Russian Federation, the agreement may be executed in a single document signed by the parties in the number of copies as agreed on by the parties.

Applicants may sign the Subscription Agreements within the Term of the preemptive right any day from 10:00 till 17:00, Moscow time, excluding Saturdays, Sundays and official holidays, at the address: Russian Federation, Moscow, Arkhitektora Vlasova street, 51, JSC RusHydro. Agreements shall be executed within 20 (twenty) days from the date of the Applicant’s call. At the same time, in case of non-monetary payment for the securities offered it is recommended to call for the said Agreement signing at least 20 (twenty) days before the end of the Term of the preemptive right.

Registration of shares purchased as a result of the exercise of the preemptive right to purchase shares of this additional issue shall be effected only after their full payment.

The Issuer shall deliver to the registrar of the Issuer (Open Joint Stock Company Registrator R.O.S.T., OGRN 1027739216757, Federal Securities Market Commission license for keeping register No. 10-000-1-00264 dated 03.12.2002) within 2 (two) days after the expiry of the Term of the preemptive right, the instrument of transfer authorizing the making of a credit entry in the personal account of the Applicant or nominee holder specified by the Applicant in the Application.

Within 3 (three) days of receipt of the instrument of transfer the registrar shall debit from the Issuer’s account such number of securities of this additional issue as specified in the instrument of transfer and credit them to the personal account of the Applicant or nominee holder designated by the Applicant in the Application.

The securities shall be deemed allotted from the date when they are registered in the register of shareholders of the Issuer in the name of the person exercising the preemptive right or nominee holder designated by such person in the Application.

The Term of the preemptive right: The Term of the preemptive right: The Term of the preemptive right is 60 (sixty) days. The Term of the preemptive right shall commence after complete execution of its duties related to the Notice of the pre-emptive right by the Issuer, i.e. after execution of the last of the following actions by the Issuer: publication of the Notice of the preemptive right in the newspaper Izvestiya and posting of the Notice of the preemptive right on the Issuer’s website: www.rushydro.ru.

Before expiration of the Term of the pre-emptive right for acquisition of the securities being placed, no placement of securities other than by exercising the specified pre-emptive right shall be permitted.

The results of the exercise of the preemptive right to purchase securities offered shall be assessed as follows: The results of the exercise of the preemptive rights to purchase additional shares shall be assessed by Issuer’s Board Chairman within 5 (five) days after the end of the Term of the preemptive right.

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The results of the exercise of the preemptive right to purchase securities offered shall be disclosed as follows: The Issuer shall disclose the results of the exercise of the preemptive right in the form of an announcement published within the following timeline after the date when the results of the exercise of the preemptive right become known to the Issuer:

•	in the newsline (Interfax) – within 4 (four) days;

•	on the website: www.rushydro.ru – within 5 (five) days.

8.6 Conditions and procedure for securities payment:

Payment shall be executed in monetary form.

Conditions and procedure for securities payment: Payment for the securities of this additional issue shall be executed by: monetary and non-monetary assets.

Subscribers (Applicants) shall remit full payment for the shares offered by the dates specified in the Resolution on the Additional Issue of Securities, Subscription Agreements and prior to making credit entries in personal accounts of the Subscribers (Applicants) (nominee holders designated by the Subscribers (Applicants) in the register keeping system.

At monetary payment for the securities the Subscriber (Applicant) shall transfer the monies in the currency of the Russian Federation to the Issuer’s current account specified in Clause 8.6 of the Resolution on the Additional Issue of Securities.

Payment for the additional shares offered may be executed both in one or several forms specified in the Resolution on the Additional Issue of Securities, subject to the procedure for payment specified for each type of property taken as payment for the Issuer’s shares being additionally offered.

Obligation to pay for the shares offered shall be deemed executed upon crediting of monetary assets to the current account of the Issuer and (or) transfer of non-monetary assets into ownership of the Issuer in the procedure specified below.

Registration of the securities of this additional issue in Subscribers’ (Applicants’) personal accounts in the register of shareholders of the Issuer (personal accounts of nominee holders designated by Subscribers (Applicants) shall be subject to full payment of the securities.

The Term of payment: The Applicant shall pay the full price of the securities purchased within the Term of the preemptive right. The Subscriber that receives the Issuer’s notice of acceptance shall pay the full price of the securities purchased within 30 (thirty) days from the end of the Acceptance Circulation Period.

Cash payment shall not be accepted.

Cashless payment shall be accepted.

Method of cashless settlement: payment by pay orders.

Information on credit organization:

Full company name: Open Joint Stock Company Sberbank of Russia.

Abbreviated company name: OJSC Sberbank of Russia.

Location: Russia, 117997, Moscow Vavilova st., 19.

Bank details of accounts to which the monetary assets paid for the securities are to be transferred:

Current account No. 40702810400020107810,

Correspondent account No. 30101810400000000225,

BIC 044525225,

Bank INN 7707083893.

Non-monetary payment shall be accepted.

List of property:

1) Shares of the following joint-stock companies:

JSC Boguchanskaya HPP (OGRN 1022400828119);

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JSC Geoterm (OGRN 1024101023429);

JSC Zaramagskiye HPPs (OGRN 1021500822001);

JSC KamGEK (OGRN 1024101019469);

JSC Kolymaenergo (OGRN 1024900959467);

JSC Pavlodolskaya hydro-power plant (OGRN 1041500751016);

JSC Trest Hydromontazh (OGRN 1027739318815);

JSC Ust-Srednekanskaya HPP (OGRN 1074910002310);

JSC Irkutskenergo (OGRN 1023801003313);

JSC RAO East Energy Systems (OGRN 1087760000052);

JSC DEK (OGRN 1072721001660);

JSC AK Yakutskenergo (OGRN 1021401047260);

JSC SEK (OGRN 1096501006030).

2) Hydraulic engineering facilities:

Facility – right bank dam (I) (right bank soil dam (I1), right bank concrete dam (I2). Location: the Irkutsk Region, Bratsk, residential area Energetik, the Bratskaya HPP);

Facility – left bank dam (I I) (left bank soil dam (I I1), left bank concrete dam (I I2). Location: the Irkutsk Region, Bratsk, residential area Energetik, the Bratskaya HPP);

Facility – a dam of the Ust-Ilimskaya HPP (I) (left bank dam (I1) (concrete dam (I2), right bank dam (I3). Location: The Irkutsk Region, Ust-Ilimsk, the Ust-Ilimskaya HPP);

Facility – right bank dam (I) (island dam (I1), channel dam (I2), left bank dam (I3). Location: The Irkutsk Region, Irkutsk, the Irkutskaya HPP);

Facility – left bank dam (I I1) (pipe drainage (I I2), reinforced concrete tunnel (gallery N 1) (I I3). Location: The Irkutsk Region, Irkutsk, the Irkutskaya HPP).

Payment conditions and documents which shall be executed at such payment: Payment for the additional shares offered may be executed both in one or several forms specified in the Resolution on the Additional Issue of Securities, subject to the procedure for payment specified for each type of property taken as payment for the Issuer’s shares being additionally offered.

Obligation to pay for the shares offered shall be deemed executed upon crediting of monetary assets to the current account of the Issuer and (or) transfer of non-monetary assets into ownership of the Issuer in the procedure specified below.

Registration of the securities of this additional issue in Subscribers’ (Applicants’) personal accounts in the register of shareholders of the Issuer (personal accounts of nominee holders designated by Subscribers (Applicants) shall be subject to full payment of the securities and before Offering Closing Date (within the period specified in the Resolution on the Additional Issue of Securities).

At non-monetary payment for the shares, if value of property transferred as payment for the additional shares exceeds the total value of the additional shares specified in the Application, the Issuer shall return the difference between the value of property transferred as payment for the additional shares and the value of the additional shares specified in the Application. The said difference shall be returned to the Subscriber/Applicant by the Issuer in monetary form in rubles of the Russian Federation by their transfer to the bank account, details of which are specified in Offer/Application, and if in Offer/Application no such details are specified, the details specified in demand of the Subscriber/Applicant on return of monetary assets shall be used.

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At non-monetary payment for the shares, if value of property transferred as payment for the additional shares is less than the value of the additional shares specified in the Offer/Application, the Subscriber/Applicant shall make additional payment in the amount of difference between the value of the additional shares specified in the Offer/Application and the value of property transferred as payment for the additional shares in rubles of the Russian Federation. Should the Subscriber/Applicant fail to make additional payment of the said difference within the period specified for additional shares payment, the Issuer shall refuse to execute counter-obligation in respect of transfer of shares not paid by the Subscriber/Applicant and corresponding Subscription Agreement in part of shares not paid by person purchasing the shares. Such Agreement shall be deemed amended upon making record in personal account of the Subscriber/Applicant (personal account of nominee holder specified by the Subscriber/Applicant in the Offer/Application, on crediting of paid number of shares.

The shares offered shall be paid in non-monetary form:

•

in case of payment for the shares being placed by immovable property – by signing a contract and immovable property acceptance and transfer certificate, prepared in accordance with the requirements of law on state registration of rights to immovable property and transactions with it by the Issuer and the Subscriber/Applicant, and by state registration of title to immovable property. At that the date of payment for shares offered shall be the date of state registration of title to immovable property transfer to the Issuer;

•

in case of shares offered payment by securities – by securities transfer in order prescribed by law. At that the date of shares offered payment shall be the date of placing to the depository account of the Issuer for nominee holder specified in this clause or to the account information on which will be disclosed in order stipulated by this clause.

At non-monetary payment for the shares offered – by shares of joint-stock companies specified in this clause – the Applicant/Subscriber is recommended not later than 5 working days before submission of the Application/Offer to send to the Issuer by e-mail ZavalkoMV@gidroogk.ru or KhayrulinVG@gidroogk.ru a notice of intent to pay for the shares offered by non-monetary assets, for the Issuer may give to its depository an order for shares placing to the depository account. Such notice shall include:

•	surname, name, patronymic (full company name) of person of the Applicant/Subscriber;

•	for natural persons: passport particulars (date and place of birth, series, number and issuance date, name of the issuing authority);

•

for legal persons: registration particulars (including for Russian legal persons – information on state registration of the legal person/registration in the Unified State Register of Legal Entities (date, registering authority, appropriate certificate number);

•	number of securities offered to be purchased;

•	name of joint-stock company/joint-stock companies, among the companies specified in this clause, shares of which are to be transferred to the Issuer as payment for the securities offered;

•

number of shares joint-stock company/joint-stock companies, among the companies specified in this clause, shares of which are to be transferred to the Issuer as payment for the securities offered, state registration number of issue (additional issue) and date of its assignment;

•

full name of the depository (hereinafter – the first level Depository), data on state registration of the depository (OGRN, name of the registering authority, date of registration and entering the depository in the EGRUL), account number of Applicant’s depository account, number and date of depository agreement concluded between the depository and the Applicant/Subscriber (in respect of securities offered). If the Applicant’s/Subscriber’s depository account (in respect of securities offered) is maintained by a nominee holder who in turn is a depositor of the First Level Depository, then the Application shall state the full legal name of the said nominee holder, information on state registration of the said nominee holder (hereinafter

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referred to as the Second Level Depository) (OGRN, name of the registering authority, date of registration and entering the depository in the EGRUL), name of the registering authority, date of registration and entering the depository in the EGRUL), Applicant’s/Subscriber’s depository account number, number and date of the appropriate depository agreement entered into by the depository and the Applicant/Subscriber (in respect of securities offered), the full legal name of the First Level Depository, details of the interdepository agreement between the First Level Depository and the Second Level Depository (and so on down to the nominee holder with which the Applicant has the depository account (in respect of securities offered);

•	contact information of the applicant/Subscriber (phone number with indication of international code, e-mail).

The shares of the joint-stock companies specified in this clause shall be subject to placing to the depository account of the Issuer by the following details:

Full name of depository: Limited Liability Company Depository and Corporate Technologies

Location: 107014, Moscow, Stromynka st., 4, b. 1.

State registration data: OGRN 1057746181272 dated 08.02.2005, issued by the Interdistrict inspectorate of Federal Tax Service No. 46 of Moscow.

Postal address: 107014, Moscow, Stromynka st., 4, b. 1.

Contact phone number: (495) 641-30-31, 641-30-32, 641-30-33.

Number of license of professional participant of securities market entitling the holder to carry out depositary activities: 117-11151-000100.

License issue date: 03.04.2008.

License period: unlimited.

Issuing authority: FSFM (Federal Service for Financial Markets) of Russia.

Depository agreement: No. 027/ dated 08.08.2006.

Number of depository account: B00000010.

or by other details, information on which will be disclosed by the Issuer within the following period upon passing the resolution by authorized body of the Issuer on placing of shares of joint-stock companies by such details:

•	in the newsline (Interfax) – within 1 (one) day;

•	on the website www.rushydro.ru – within 2 (two) days.

At non-monetary payment for the shares offered – by shares of joint-stock companies specified in this clause, expenses connected with transfer of securities as payment for the securities offered to the depository account of the Issuer shall be born by the Applicant/Subscriber.

Data on appraiser (appraisers) being involved (involved) for determination of market value of property transferred as payment for the securities offered:

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Full and abbreviated company name, OGRN, location of the legal person having labor agreement with the appraiser	Appraiser’s surname, first name, patronymic	Information on membership in self-regulating association of appraisers
		Full name	Location	Registration number and date of appraiser registration in the register of self- regulating association of appraisers
Limited Liability Company Nexia Pacioli Consulting (LLC Nexia Pacioli Consulting), 1047796989679 119180, Moscow, M. Polyanka st., 2	Novochenko Nina Aleksandrovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2651 12.09.2008
	Kukina Svetlana Vyacheslavovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2652 12.09.2008

Limited Liability Company RASTAM-Otsenka (LLC RASTAM-Otsenka), 1057200929499, 625000, the Tyumen Region, Tyumen, Shillera st., 34	Afanasyeva Natalya Viktorovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 984 13.11.2007
	Kosareva Minnur Gaffarovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 983 13.11.2007
	Vedernikova Svetlana Vladimirovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 000413 26.07.2010
	Popova Marina Viktorovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 001118 04.10.2010

Closed Joint-Stock Company BDO (CJSC BDO), 1037739271701, 117587, Moscow, Varshavskoye road, 125, b. 1, SECTION 11	Koval Yury Leonidovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3133 28.05.2010
	Okuneva Darya Aleksandrovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3006 17.11.2009
	Andrianova Yuliya Viktorovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3148 23.06.2010

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Abramov Pavel Mikhailovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3201 24.09.2010

Aleksandrova Marina Yuryevna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3132 28.05.2010

Vurzel Aleksandr Filippovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3127 20.05.2010

Galiullina Natalya Anatolyevna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3147 23.06.2010

Ganicheva Lidiya Aleksandrovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3129 24.05.2010

Zavyalets Andrey Nikolaevich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3121 20.05.2010

Kalacheva Yuliya Viktorovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3126 20.05.2010

Kolomiets Vladimir Vladimirovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3146 23.06.2010

Mishanskaya Elena Yuryevna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2381 23.05.2008

Molchanova Valentina Ivanovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2377 23.05.2008

Petryakov Fedor Ivanovich	Non-commercial partnership Association of experts-appraisers SMAO	Legal and actual address: 125315, Moscow, Leningradsky av., 74a	No. 737 05.09.2007

Pokhodenko Kristina Nikolaevna	Non-commercial partnership Self-regulatory organization of Association of Russian Masters of Appraisal	115280, Moscow, Leninskaya Sloboda st., 19	No. 1661 18.09.2009

22 49

	Putrenko Tatyana Aleksandrovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3288 23.03.2011
	Reshenkova Oksana Pavlovna	Non-commercial partnership Self-regulatory organization of Association of Russian Masters of Appraisal	115280, Moscow, Leninskaya Sloboda st., 19	No. 1445 05.09.2008
	Khramtsov Evgeny Stanislavovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3134 28.05.2010
	Tsyplakova Tatyana Viktorovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3123 20.50.2010
	Shishlova Alena Mikhailovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 318 04.05.2007
Closed Joint-Stock Company ENPI Consult (CJSC ENPI Consult), 1027700283566, 115191, Moscow, Dukhovskoj lane, 14	Khushlyansky Oleg Aleksandrovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 0001894 13.12.2007
	Vagner Andrey Alekseevich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 000566 07.08.2007
	Beloshnichenko Andrey Mikhailovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 0001859 13.12.2007
	Gurevich Veniamin Lvovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 0001869 13.12.2007
	Esina Galina Anatolyevna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 0003570 11.02.2008
	Kubatin Vladimir Ivanovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 0005115 28.10.2008

23 49

	Pavlenko Dmitry Petrovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 0003525 06.02.2008

	Suprunenko Galina Ivanovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 0005116 28.10.2008

	Usacheva Yelena Viktorovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 0005117 28.10.2008

	Chulin Aleksey Aleksandrovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 0001922 13.12.2007

Limited Liability Company STREMLENIE (LLC STREMLENIE), 1027739184307, 127055, Moscow, Lesnaya, 57, b. 4	Abramov Konstantin Alekseevich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 01529 26.03.2008
	Babanin Evgeny Nikolaevich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 1762 04.12.2008
	Baulina Maya Borisovna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 01731 20.10.2008
	Voronina Elena Konstantinovna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 01815 04.03.2009
	Gomzin Lavrenty Sergeevich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 1040 26.11.2007
	Drozdova Svetlana Vladimirovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 1039 26.11.2007
	Dyatlov Evgeny Gennadyevich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 01532 26.03.2008

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Erkhova Darya Andreevna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 01533 26.03.2008

Zenina Liliya Vladimirovna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 01534 26.03.2008

Kurkova Olga Valeryevna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 01732 20.10.2008

Labutina Olga Nikolaevna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 01978 30.04.2010

Nechaj Lidiya Sergeevna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 01538 26.03.2008

Prosvirnina Irina Vasilyevna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 01537 26.03.2008

Tarakhova Natalya Vyacheslavovna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 01818 04.03.2009

Tarnovskaya Irina Aleksandrovna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 01979 30.04.2010

Khassan Yelena Vladimirovna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 01777 14.01.2009

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	Chervakov Igor Aleksandrovich	Non-commercial partnership Self- regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 00015 07.04.2009
	Shepelev Vladimir Borisovich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 00006 24.02.2009
	Yakovleva Natalya Aleksandrovna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 01841 08.04.2009

Limited Liability Company AUDIT AND CONSULTING COMPANY TOP AUDIT (LLC AUDIT AND CONSULTING COMPANY TOP AUDIT), 1027739441553, 123424, Moscow, Volokolamskoye road, 73	Arzumanov Elman Vagifovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 1636 25.01.2008
	Bekeshko Irina Aleksandrovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2800 25.12.2008
	Dryndina Svetlana Sergeevna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2427 dated 17.06.2008
	Kalashnikov Sergey Vladimirovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2801 05.12.2008
	Kochergina Anna Viktorovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2730 20.10.2008
	Malyshev Aleksey Sergeevich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2770 14.11.2008
	Munerman Ilya Viktorovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 1513 14.01.2008
	Pekur Sergey Sergeevich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2769 14.11.2008
	Smirnova Olga Vyacheslavovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 1124 12.12.2007

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	Rakhimyanov Dmitry Salimgarayvich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 1117 12.12.2007
	Starodubtsev Ivan Aleksandrovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2566 30.07.2008
	Chernykh Anna Evgenyevna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 005378 06.02.2009
	Shevlyakov Yury Viktorovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2802 05.12.2008
Limited Liability Company Institute of Property and Financial Activity Appraisal (LLC Appraisal Institute), 1027000867750, 634061, the Tomsk Region, Tomsk, Frunze av., 96a	Pechenkin Dmitry Vladimirovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 865 08.10.2007
	Golushev Artem Andreevich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 559 02.08.2007
	Polyakova Elena Vladimirovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2353 19.05.2008
	Nikitina Evgeniya Nikolaevna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3220 21.10.2010
Closed Joint-Stock Company Otechestvo (CJSC Otechestvo), 1023402456626, 400009, Volgograd, V. I. Lenina av., 151	Borodin Ruslan Viktorovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 000918 18.09.2007
	Erpulev Viktor Petrovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 02820 14.01.2008
	Kurykina Liliya Federovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 001978 18.12.2007
	Losev Aleksey Aleksandrovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 005325 26.01.2009

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	Lojko Violetta Valeryevna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 004715 16.07.2008
	Martynov Aleksandr Leonidovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 004033 18.03.2008
	Petrova Varvara Aleksandrovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 006959 28.10.2010
	Rokotyansky Aleksey Nikolaevich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 00457 25.12.2007
	Meshkova Galina Aleksandrovna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 00447 28.12.2007
	Nagumanov Igor Zagitovich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 00592 28.12.2007
Limited Liability Company Baker Tilly Russaudit (LLC Baker Tilly Rusaudit), 1037700117949, 129164, Moscow, Zubarev lane, 15, 1	Akanov Aleksey Aleksandrovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3108 28.04.2010
	Baeva Olga Nikolaevna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3236 20.12.2010
	Volkova Vera Petrovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3231 02.12.2010
	Golovina Irina Andreevna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3233 15.12.2010
	Deryabin Yury Yuryevich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3289 25.03.2011

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	Dolgov Andrey Zinovyevich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3197 15.09.2010

	Zhirov Pavel Vladimirovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 06545 28.04.2010

	Klimov Aleksandr Vladimirovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3140 04.06.2010

	Kozis Elena Sergeevna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2163 21.03.2008

	Kozyreva Natalya Vladimirovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3109 28.04.2010

	Lykov Roman Aleksandrovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3169 28.07.2010

	Rupcheva Marina Viktorovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3206 07.10.2010

Closed Joint-Stock Company 2K Audit – Business consulting/Morison International (CJSC 2K Audit – Business consulting/Morison International), 1027700031028, 127055, Moscow, Butyrsky Val, 68/70, b. 2	Seregina Evgeniya Vladimirovna. Dronov Pavel Vladimirovich	Non-commercial partnership Self-regulatory organization of Association of Russian Masters of Appraisal Non-commercial partnership Association of experts-appraisers SMAO	Moscow, Leninskaya Sloboda st., 19 125315, Moscow, Leningradsky av., 74a	No. 1580 06.05.2009 No. 1633 25.01.2008

Closed Joint-Stock Company Agency Russpromotsenka (CJSC Agency Russpromotsenka), 1027700409109, 109147, Moscow, Vorontsovskaya, 35A, b. 1	Vasiltsov Sergey Vladimirovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 954 02.11.2007
	Popkova Galina Leonidovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 955 02.11.2007
	Volkova Tatyana Yuryevna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2398 30.05.2008

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Doroshenko Anna Nikolaevna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 956 02.11.2007
Dakhnovets Aleksandr Nikolaevich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2623 25.08.2008
Melnichuk Roman Vladimirovich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 00673 25.12.2007
Tischenko Ekaterina Evgenyevna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 003464 04.02.2008
Levin Andrey Simeonovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 006618 26.05.2010
Vasiltsov Andrey Vladimirovich	Non-commercial partnership Association of experts-appraisers SMAO	Legal and actual address: 125315, Moscow, Leningradsky av., 74a	No. 1111 07.12.2007
Adankina Elena Andreevna	Non-commercial partnership Association of experts-appraisers SMAO	Legal and actual address: 125315, Moscow, Leningradsky av., 74a	No. 2526 11.07.2008
Zambrova Lyudmila Nikolaevna	Non-commercial partnership Association of experts-appraisers SMAO	Legal and actual address: 125315, Moscow, Leningradsky av., 74a	No. 2663 15.09.2008
Gornova Tatyana Vladimirovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 006855 09.09.10
Kazaryan Tatyana Vasilyevna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 003507 06.02.2008
Vladimirova Yuliya Valeryevna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 01779 19.01.2009

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	Grishna Anastasiya Viktorovna	Non-commercial partnership Self- regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 02051 18.03.2011
Limited Liability Company CO-INVEST (LLC CO-INVEST), 1027700556047, 117133, Moscow, Akademika Vargi st., 22, 20	Tabakova Svetlana Alekseevna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 000001 09.07.2007
	Patskalev Aleksandr Fedorovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 000012 09.07.2007
	Blinova Natalya Ivanovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 0004156 28.03.2008
	Kolevatykh Vladimir Leonidovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 004027 18.03.2008
	Gordeeva Marina Anatolyevna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 007286 08.04.2011
	Biryukov Andrey Vladimirovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 005346 27.01.2009
	Efremova Alena Vladimirovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 005371 05.02.2009
	Ushakova Tatyana Vladimirovna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 00715 25.03.2008
	Olshevskaya Irina Konstantinovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 005348 27.01.2009
	Pozhidaev Igor Evgenyevich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 005453 02.03.2009

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	Doronina Irina Igorevna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 005347 27.01.2009
	Kuznetsova Tatyana Sergeevna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 005345 27.01.2009
	Berezin Aleksey Aleksandrovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 05784 01.07.2009
	Marulin Aleksandr Sergeevich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 007062 13.12.2010
	Zueva Natalya Vladimirovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 007367 12.05.2011
Closed Joint-Stock Company Central Financial Appraisal Company (JSC Central Financial Appraisal Company), 1037739245972, 125009, Moscow, B. Nikitskaya st., 22/2, office 20	Dolmatov Mikhail Mikhailovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2022 29.02.2008
	Kolesnikova Tatyana Vitalyevna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2021 29.02.2008
	Domke Anzhela Anatolyevna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 1265 24.12.2007
	Mironenko Elena Leonidovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 004842 19.08.2008
	Dolmatova Aleksandra Valeryevna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2171 21.03.2008
Limited Liability Company Accountants and Business Advisers (LLC FBK) , OGRN (Primary state registration number): 1027700058286, 101990, Moscow, Myasnitskaya, 44/1, b. 2 AB	Shapiguzov Sergey Mikhailovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 308 09.07.2007
	Novikov Stanislav Igorevich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 5484 11.03.2009
	Anikanov Stanislav Ivanovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 37 09.07.2007

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Matyushin Aleksandr Stepanovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 636 07.08.2007
Orekhova Olga Yuryevna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 5524 25.03.2009
Yaschinskaya Natalya Sergeevna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 644 07.08.2007
Lunina (Spyshnova) Tatyana Sergeevna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 780 28.08.2007
Bukova Ekaterina Khalitovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 5315 26.01.2009
Birina (Atamuradova) Elena Faridovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 5312 26.01.2009
Kasyanets (Sinitsyna) Olesya Aleksandrovna	Non-commercial partnership Self-regulatory organization of Association of Russian Masters of Appraisal	Moscow, Leninskaya Sloboda st., 19	No. 456 21.08.2007
Kasyanenko (Onisimova) Tatyana Konstantinovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 5321 26.01.2009
Koltsova Elena Vladimirovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 5585 13.04.2009
Mamaev Sergey Viktorovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 005885 17.08.2009
Zhigalo Yuliya Dmitrievna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 5854 04.08.2009

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Limited Liability Company Center of Appraisal Management and Consulting) (LLC MOK-Center), 1027739398290, 105005, Moscow, Baumanskaya st., 33/2, b. 1	Belikova Olga Aleksandrovna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 01936 11.12.2009
	Golda Evgeniya Anatolyevna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 01800 16.02.2009
	Dobryakova Olga Aleksandrovna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 01844 14.04.2009
	Gurylev Kirill Evgenyevich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 01843 14.04.2009
	Ershova Anna Aleksandrovna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 01842 14.04.2009
	Kachaev Valery Gordeevich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 01624 15.05.2008
	Kachaev Sergey Valeryevich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 01638 26.05.2008
	Polyakov Aleksey Vyacheslavovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 1176 12.12.2007
	Terkulova Irina Yuryevna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 01104 27.12.2007
	Tretyakova Galina Borisovna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 00942 27.12.2007

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	Kasatkina Anna Vladimirovna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 01780 16.01.2009
	Komissarov Grigory Andreevich	Non-commercial partnership Self-regulatory organization of Association of Russian Masters of Appraisal	Moscow, Leninskaya Sloboda st, 19, Business center “Omega Plaza”	No. 1585 06.05.2009
	Kotov Sergey Andreevich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 01980 30.04.2010
	Merkulova Yana Andreevna	Non-commercial partnership Self-regulatory organization of appraisers Expertny Sovet	Moscow, Trekhsvyatitelsky Bolshoy av., 2/1, b. 2	No. 0214 28.02.2011
	Khatueva Lyalina Khazretovna	Non-commercial partnership Self-regulatory organization of appraisers Expertny Sovet	Moscow, Trekhsvyatitelsky Bolshoy av., 2/1, b. 2	No. 0213 28.02.2011
Closed Joint-Stock Company HLB Vneshaudit (CJSC HLB Vneshaudit), 1027739314448, 109180, Moscow, B. Yakimanka, 25-27/2	Shkolnikov Yury Viktorovich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 00005 21.12.2007
	Melnikov Sergey Vyacheslavovich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 00945 21.12.2007
	Ulitov Sergey Vyacheslavovich	Non-commercial partnership Self-regulatory organization of Association of Russian Masters of Appraisal	129301, Moscow, Kosmonavtov st.,18,b.2	No. 432 23.08.2007
	Shirokov Aleksandr Valeryevich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 01111 28.12.2007
	Shkolnikova Tatyana Anatolyevna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 01851 24.04.2009

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	Melnikova Svetlana Viktorovna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 01852 24.04.2009
	Makeev Andrey Viktorovich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 01424 29.02.2008
	Mikhajlov Vyacheslav Olegovich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 01423 29.02.2008
	Rusanov Leonid Konstantinovich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 01429 29.02.2008
	Artemov Vladislav Ivanovich	Non-commercial partnership Self-regulatory organization Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a, 2nd floor	No. 1214 17.12.2007
Closed Joint-Stock Company ABM Partner (CJSC ABM Partner), 1027700560491, 109004, Moscow, Aleksandra Solzhenitsyna st. 23A, b. 1	Aronova Darya Vitalyevna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 415 06.07.2007
	Bogacheva Galina Aleksandrovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3235 16.12.2010
	Volkanova Olga Sergeevna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2179 26.03.2008
	Danielyan Dmitry Valeryevich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 1266 24.12.2007

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Kalina Irina Pavlovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3210 14.10.2010
Keda Aleksey Ivanovich	Non-commercial partnership Association of experts-appraisers SMAO	Legal and actual address: 125315, Moscow, Leningradsky av., 74a	No. 2076 07.03.2008
Kozlov Nikolay Aleksandrovich	Non-commercial partnership SRO Ekspertny Sovet	101990, Moscow, Khokhlovsky lane, 5	No. 0412 27.05.2011
Koloskov Sergey Yuryevich	Non-commercial partnership Self-regulatory organization of appraisers Expertny Sovet	101990, Moscow, Khokhlovsky lane, 5	No. 0267 20/10/2010
Moshkovich Boris Efimovich	Interregional self-regulatory non-commercial organization – Non-commercial partnership Society of Professional Experts and Appraisers	125167, Moscow, 4th st. of 8-th March, 6a	No. 900.77 0.08.2009
Potapov Stepan Vladimirovich	Non-commercial partnership Association of experts-appraisers SMAO	Legal and actual address: 125315, Moscow, Leningradsky av., 74a	No. 416 06.07.2007
Pybak Maria Nikolaevna	Interregional self-regulatory non-commercial organization – Non-commercial partnership Society of Professional Experts and Appraisers	125167, Moscow, 4th st. of 8-th March, 6a	No. 944.50 12.02.2010
Savchenko Natalya Vladimirovna	Interregional self-regulatory non-commercial organization – Non-commercial partnership Society of Professional Experts and Appraisers	125167, Moscow, 4th st. of 8-th March, 6a	No. 971.50 23.04.2010
Selivanova Yuliya Aleksandrovna	Non-commercial partnership Association of experts-appraisers SMAO	Legal and actual address: 125315, Moscow, Leningradsky av., 74a	No. 2183 26.03.2008
Fon Aderkas Tatyana Vladimirovna	Non-commercial partnership Association of experts-appraisers SMAO	Legal and actual address: 125315, Moscow, Leningradsky av., 74a	No. 3053 10.02.2010
Khristova Olga Viktorovna	Interregional self-regulatory non-commercial organization – Non-commercial partnership Society of Professional Experts and Appraisers	125167, Moscow, 4th st. of 8-th March, 6a	No. 921.52 17.11.2009

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Limited Liability Company FinExpertiza (LLC FinExpertiza), 1027739127734, 129110, Moscow, Mira av., 69, b. 1	Abramyan Aleksandr Andreevich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 001848 13.12.2007
	Borovskaya Elena Pavlovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 002810 14.01.2008
	Gaevoy Aleksey Evgenyevich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 003683 19.02.2008
	Dorofeev Aleksandr Yurievich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 003402 04.02.2008
	Konkova Elena Viktorovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 006672 17.06.2010
	Kraev Vladimir Aleksandrovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 003474 04.02.2008
	Kucheryavaya Marina Gennadyevna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 002840 14.01.2008
	Mikhalev Pavel Aleksandrovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 001823 11.12.2007
	Pozharov Bajrmir Vladimirovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 006673 17.06.2010
	Rybak Vadim Vadimovich	Non-commercial partnership Self-regulatory organization of Association of Russian Masters of Appraisal	Moscow, Leninskaya Sloboda st, 19, Business center “Omega Plaza”	No. 1088 08.02.2008
	Ryzhova Arina Nikolaevna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 002770 10.01.2008
	Safina Lyutsiya Rafaelyevna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 002266 24.12.2007

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	Shiganov Vladislav Anatolyevich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 005360 02.02.2009
Limited Liability Company LAIR (LLC LAIR), 1027807581141, 197342, Saint-Petersburg, Serdobolskaya st., 64, b.1, letter A	Smirnov Aleksandr Petrovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 72, b. 4	No. 1592 22.01.2008
	Guseva Irina Vasilyevna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “V”	No. 00009 17.01.2008
	Drambovich Nikita Nikolayevich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 72, b. 4	No. 406 06.07.2007
	Silina Lyudmila Vasilyevna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 72, b. 4	No. 405 06.07.2007
LLC Institut Problem Predprinimatelstva (LLC IPP) 1027800561458, 199178, Saint Petersburg, 12th line, 11 letter A, room 3-H	Aleksandrova Elena Aleksandrovna	Non-commercial partnership Association of Professional Appraisers	190000, Saint-Petersburg, Grivtsova lane 5, office 101	No. 0007 20.11.2009
	Ayazyan Ruben Rubenovich	Non-commercial partnership Association of Professional Appraisers	190000, Saint-Petersburg, Grivtsova lane 5, office 101	No. 0018 20.11.2009
	Belkova Olga Vladimirovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 000328 17.07.2007
	Biryukov Vitaly Valeryevich	Non-commercial partnership Association of Professional Appraisers	190000, Saint-Petersburg, Grivtsova lane 5, office 101	No. 0028 20.11.2009
	Bogatova Ekaterina Mikhajlovna	Non-commercial partnership of appraisers Ekspertny Sovet	101990, Moscow, Khokhlovsky lane, 5	No. 0031 20.10.2010
	Burdaeva Ekaterina Aleksandrovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 002812 14.01.2008
	Bukharin Nikolay Alekseevich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 002173 24.12.2007
	Vasilyeva Polina Sergeevna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 002718 10.01.2008
	Guschin Anton Vladimirovich	Non-commercial partnership Association of Professional Appraisers	190000, Saint-Petersburg, Grivtsova lane 5, office 101	No. 0075 20.11.2009

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Demicheva Svetlana Mikhailovna	Non-commercial partnership of appraisers Ekspertny Sovet	101990, Moscow, Khokhlovsky lane, 5	No. 0289 20.10.2010
Eliseeva/Antonova Veronika Alekseevna	Non-commercial partnership Association of Professional Appraisers	190000, Saint-Petersburg, Grivtsova lane 5, office 101	No. 0084 20.11.2009
Zakharova Elena Anatolyevna	Non-commercial partnership Association of Professional Appraisers	190000, Saint-Petersburg, Grivtsova lane 5, office 101	No. 0098 20.11.2009
Zvidrin Mikhail Vladimirovich	Non-commercial partnership of appraisers Ekspertny Sovet	101990, Moscow, Khokhlovsky lane, 5	No. 0288 20.10.2010
Ivanova Natalya Pavlovna	Non-commercial partnership of appraisers Ekspertny Sovet	101990, Moscow, Khokhlovsky lane, 5	No. 0287 20.10.2010
Katushkin Vladimir Nikolaevich	Non-commercial partnership of appraisers Ekspertny Sovet	101990, Moscow, Khokhlovsky lane, 5	No. 0188 20.10.2010
Lindkvist Anna Eduardovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 002753 10.01.2008
Nazarova Yuliya Vladimirovna	Non-commercial partnership Association of Professional Appraisers	190000, Saint-Petersburg, Grivtsova lane 5, office 101	No. 0183 20.11.2009
Pankratova Ekaterina Olegovna	Non-commercial partnership Association of Professional Appraisers	190000, Saint-Petersburg, Grivtsova lane 5, office 101	No. 0201 20.11.2009
Serebryakova Anna Andreevna	Non-commercial partnership Association of Professional Appraisers	190000, Saint-Petersburg, Grivtsova lane 5, office 101	No. 0240 20.11.2009
Smirnova Elena Nikolaevna	Non-commercial partnership Association of Professional Appraisers	190000, Saint-Petersburg, Grivtsova lane 5, office 101	No. 0252 20.11.2009
Chizhevskaya Elena Sergeevna	Non-commercial partnership Association of Professional Appraisers	190000, Saint-Petersburg, Grivtsova lane 5, office 101	No. 0294 20.11.2009
Shablya Egor Yaroslavovich	Non-commercial partnership of appraisers Ekspertny Sovet	101990, Moscow, Khokhlovsky lane, 5	No. 0016 20.10.2010
Shaskolsky Aleksey Igorevich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 002795 10.01.2008
Edomsky Sergey Rudolfovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 002797 10.01.2008

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8.7 The share in case of non-placement of which the issue (additional issue) of securities is deemed invalid, and the procedure of repayment of the money, transferred as payment of securities issue (additional issue), in case of its invalidity:

The share in case of non-placement of which the issue (additional issue) of securities is deemed invalid is not determined.

9. Repayment Conditions and Income Payment against Bonds:

This item shall apply only for bonds.

10. Information on Bonds Purchase

This item shall apply only for bonds.

11. Procedure for Disclosure of Information on Securities Issue (Additional Issue) by the Issuer

Information shall be disclosed at each stage of the securities issue procedure:

1) Upon passing a resolution on securities issue the Issuer shall accordingly disclose the resolution to increase the registered capital by means of issue of additional shares in the form of Material Fact Notice of Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding Resolution on Securities Issue and Material Fact Notice of Disclosure Regarding Resolutions of General Meetings within the following timeline after the date of minutes of the mentioned General Meeting of Shareholders:

•	in the newsline (Interfax) – within 1 (one) day;

•	on the website www.rushydro.ru – within 2 (two) days.

The text of the Material Fact Notice shall be made accessible on the website www.rushydro.ru at least within 6 (six) months of the end of the period provided for its posting in the Internet, or of the date of its posting in the Internet if posted after the expiration of such period.

2) Information on approval of the Resolution on the Additional Issue of Securities by the Board of Directors of the Issuer shall be disclosed by the Issuer in the form of published Material Fact Notice of Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding Approval of Resolution on Additional Issue of Securities within the following timeline after the date of minutes (date of expiration of the term set forth by the laws of the Russian Federation for preparation of the minutes) of the meeting of the Board of Directors of the Issuer at which the resolution to approve the Resolution on the Additional Issue of Securities was passed:

•	in the newsline (Interfax) – within 1 (one) day;

•	on the website www.rushydro.ru – within 2 (two) days.

The text of the Material Fact Notice shall be made accessible on the website www.rushydro.ru at least within 6 (six) months of the end of the period provided for its posting in the Internet, or of the date of its posting in the Internet if posted after the expiration of such period.

3) Information on state registration of the additional issue of shares shall be disclosed by the Issuer in the form of published Material Fact Notice of Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding State Registration of Additional Securities Issue, in the form of the Resolution on the Additional Issue of Securities and the Prospectus posted on the website www.rushydro.ru.

The notice of state registration of the additional issue of shares and access to the information contained in the Prospectus shall be published by the Issuer within the following timeline after the date of providing the disclosure in respect of the state registration of the additional issue of securities of the Issuer on the website of the registering authority or receipt by the Issuer of a written notice from the registering authority of the state registration of the additional issue of securities by post, fax or electronic communication, delivery by hand whichever is earlier:

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•	in the newsline (Interfax) – within 1 (one) day;

•	on the website www.rushydro.ru – within 2 (two) days.

•	in the Izvestiya newspaper – within 10 (ten) days.

The text of the Material Fact Notice shall be made accessible on the website www.rushydro.ru at least within 6 (six) months of the end of the period provided for its posting in the Internet, or of the date of its posting in the Internet if posted after the expiration of such period.

Within 2 (two) days from the date of publication of information on the state registration of the additional issue of shares of the Issuer at the website of the registration body on the Internet or at the date of receipt by the Issuer of the written notification of the registration body about the state registration of the additional issue of securities (shares) by way of mail, facsimile or e-mail, delivery by hand, depending on which date comes the first, the Issuer shall publish the text of the registered Prospectus of securities on the Internet website www.rushydro.ru. At posting of text of the Resolution on the Additional Issue of Securities on the Internat website it is required to specify the state registration number of the additional securities issue, the date of its state registration and the name of the registration body, that has performed the state registration of the additional securities issue.

The text of the registered Resolution on the Additional Issue of Securities shall be made accessible on the website www.rushydro.ru from the end of the period provided for its posting in the Internet, or from the date of its posting in the Internet, but prior to redemption (cancellation) of all the securities of this issue (additional issue) if posted after the expiration of such period.

Within 2 (two) days from the date when the information on the state registration of the additional issue of Issuer’s securities was published on the website of the registering authority, or after receipt by Issuer of a written notice from the registering authority announcing registration of the additional issue of securities with the state, by post, facsimile or electronic communication, or delivery by hand, whichever date is earlier, the Issuer shall post the text of the registered Prospectus on website at www.rushydro.ru. The text of the Prospectus to be posted on the website shall include indication of the state registration number of the additional issue of securities in respect of which the Prospectus shall have been registered, date of its state registration and name of the registering authority which effected the state registration of the Prospectus.

The text of the registered Prospectus shall be made accessible on the website www.rushydro.ru  from the end of the period provided for its posting on the Internet, or, if the Prospectus is posted after the expiration of such period, from the date of its posting on the Internet, but prior to expiration of at least 6 months from the date when the text of the registered report on securities’ issue (additional issue) results is published on the Internet.

Starting from the date of publication of the notice on state registration of the additional issue of shares, all the interested persons may review the Resolution on the Additional Issue of Securities and the Prospectus, as well as obtain copies thereof at the following address:

Russian Federation, Moscow, Arkhitectora Vlasova st. 51 (in the office of the sole executive body of JSC RusHydro).

Startin from the date of publication of the notice on the state registration of the additional issue of shares, any interested person shall be entitled to receive a copy of the Resolution on the additional issue of securities and of the Prospectus at the abovementioned address for a charge that may not exceed the costs for making copies of the mentioned documents.

4) Notice of exercisability of the preemptive right to purchase securities offered (hereinafter referred to as the Notice of the preemptive right) shall be given upon state registration of this additional issue of securities, but prior to the Offering Opening Date in the manner specified in the Articles of Association of the Issuer for giving notices of the General Meeting of Shareholders of the Issuer

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Pursuant to Article 10 paragraph 10.11 of the Articles of Association of the Issuer notice of the General Meeting of Shareholders shall be published by the Issuer in the Izvestiya newspaper and posted on the website of the Company.

Therefore, upon state registration of the additional issue of shares and prior to the Offering Opening Date in respect of additional shares the Issuer shall publish the Notice of the preemptive right in the Izvestiya newspaper and posts the Notice of the preemptive right on the Issuer’s website: www.rushydro.ru.

Notice of the preemptive right shall also be published in the newsline of CJSC Interfax new agency within 5 days after complete discharge by the Issuer of its duties related to the Notice of the preemptive right, i.e. after the later of the following actions performed by the Issuer: publication of the Notice of the preemptive right in the Izvestiya newspaper and posting of the Notice of the preemptive right on the Issuer’s website: www.rushydro.ru.

Notice of the preemptive right shall specify the number of additional shares being offered, offering price, procedure for determining the number of securities which each person entitled to exercise the preemptive right may purchase, procedure for submission of applications by such persons to the company and the term for submission of such applications to the Issuer.

5) At the offering stage the Issuer shall disclose information in the form of:

•	notice of the offering opening date;

•	notice of changed offering opening date;

•	notice of the offering price (method of determining the offering price);

•

material fact notice of Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding Offering Opening, Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding Offering Closure;

•	notice of suspended offering;

•	notice of resumed offering.

A) Notice of the offering opening date shall be published by the Issuer in the newsline and on the website.

The notice of offering opening date shall be published by the Issuer within the following timeline prior to the offering opening date:

•	in the newsline (Interfax) – at least 5 days prior to the Offering Opening Date;

•	on the website www.rushydro.ru – at least 4 days prior to the Offering Opening Date.

B) In the event that the Issuer makes a decision to change the offering opening date, the Issuer shall publish the notice of changed offering opening date in the newsline (Interfax) and post it on the website www.rushydro.ru within 1 (one) day prior to such date.

C) The notice of the offering price (method of determining the offering price) shall be published by the Issuer in the newsline and posted on the website.

The offering price (procedure for price determination) shall be published by the Issuer within the following time before the Offering Opening Date:

•	in the newsline (Interfax) – within 1 day from the date on which the offering price is determined pursuant to a resolution, but at least prior to the Offering Opening Date;

•	on the Internet website: www.rushydro.ru – within 2 days from the date on which the offering price is determined pursuant to a resolution, but at least prior to the Offering Opening Date.

D) The Issuer shall also give material fact notices (Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding Offering Opening, Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding Offering Closure) to disclose information on offering (opening and closure of the offering) for the securities.

The information on offering (opening and closure of the subscription) for the securities shall be disclosed by the Issuer within the following timeline from the date when the subscription for the shares opens and from the date when the offering closes, respectively:

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•	in the newsline (Interfax) – within 1 (one) day;

•	on the website www.rushydro.ru – within 2 (two) days.

The text of a material fact notice shall be made accessible on the website www.rushydro.ru at least within 6 (six) months from the end of the period provided for its posting on the Internet, or from the date of its posting on the Internet, if posted after the expiration of such period.

E) In the event that the Issuer makes a decision to make amendments and/or alterations to the Resolution on the Additional Issue of Securities and/or the Prospectus during the subscription term and/or in the event that the Issuer receives during the subscription term a written requisition (order, ruling) from a governmental authority authorized by the laws of the Russian Federation to make resolutions on suspension of subscription for securities (hereinafter referred to as the Competent Authority), the Issuer shall suspend the subscription for securities and publish a notice of suspended subscription within the following timeline from the date of the minutes (end of the period prescribed by the laws of the Russian Federation for preparation of minutes) of the meeting of the competent statutory organ of the Issuer at which the resolution on making amendments and/or alterations to the Resolution on the Additional Issue of Securities and/or the Prospectus is passed, or, in case of modification of terms set forth pursuant to the resolution on securities issue, from the date of the minutes end of the period prescribed by the laws of the Russian Federation for preparation of minutes) of the meeting of the competent statutory organ of the Issuer at which the resolution on modification of such terms, or from the date of receipt by the Issuer of Competent Authority’s written requisition (order, ruling) to suspend the subscription for securities by post, fax or electronic communication, delivery by hand whichever is earlier:

•	in the newsline (Interfax) – within 1 (one) day;

•	on the website www.rushydro.ru – within 2 (two) days.

Where offering for shares is suspended pursuant to a resolution of the registering authority on suspension of the securities issue, the information on the offering suspension shall be disclosed by the Issuer by means of a material fact notice of Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding Offering Suspension and Resumption in the manner and form specified in Chapter VI of the Regulations.

F) Upon registration of alterations and/or amendments to the Resolution on the Additional Issue of Securities and/or the Prospectus, passing a resolution on refusal to register such amendments and/or alterations, or receipt during the offering term from the Competent Authority of a written notice (order, ruling) authorizing to resume the offering of the securities (notice of termination of causes for suspension of offering of securities) during the offering term the Issuer shall publish the notice of resumed offering of the securities in the newsline and on the website.

The notice of resumed offering for securities shall be published by the Issuer within the following timeline from the date of the disclosure in respect of registration of amendments and/or alterations to the Resolution on the Additional Issue of Securities and/or the Prospectus or refusal to register such amendments and/or alterations on the website of the registering authority, or from the date of Issuer’s receipt of registering body’s written notice of registration of such amendments and/or alterations to the Resolution on the Additional Issue of Securities and/or the Prospectus or notice of refusal to register such amendments and/or alterations, or from the date of Issuer’s receipt from the Competent Authority of a written notice (order, ruling) authorizing the Issuer to resume the offering of the securities (notice of termination of causes for suspension of offering of securities) by post, fax or electronic communication, or delivery by hand, whichever is earlier:

•	in the newsline (Interfax) – within 1 (one) day;

•	on the website www.rushydro.ru – within 2 (two) days.

The Issuer shall resume the offering of securities subject to prior publication of the notice of resumed offering of securities in the newsline and on the website.

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G) The Issuer shall also make disclosure regarding suspension and resumption of the securities issue by giving material fact notices.

Material fact notices Disclosure Regarding Offering Suspension and Resumption shall be given by the Issuer within the following timeline upon occurrence of a material fact:

•	in the newsline (Interfax) – within 1 (one) day;

•	on the website www.rushydro.ru – within 2 (two) days.

The occurrence of a material fact regarding suspension of the offering of shares shall be the date of disclosure in respect of such suspension on the website of the registering authority or the date of Issuer’s receipt from the registering authority of a written notice of suspension of offering of shares by post, fax or electronic communication, or delivery by hand, whichever is earlier.

The occurrence of a material fact regarding resumption of the offering of shares shall be the date of disclosure in respect of such resumption on the website of the registering body or the date of Issuer’s receipt from the registering body of a written notice of resumption of offering of shares by post, fax or electronic communication, delivery by hand whichever is earlier.

The text of a material fact notice shall be made accessible on the website www.rushydro.ru at least within 6 (six) months from the end of the period provided for its posting on the Internet, or from the date of its posting on the Internet, if posted after the expiration of such period.

6) Disclosure in respect of results of the exercise of the preemptive right to purchase securities offered.

The Issuer shall disclose the results of the exercise of the preemptive right in the form of an announcement published within the following timeline after the date when the results of the exercise of the preemptive right become known to the Issuer:

•	in the newsline (Interfax) – within 4 (four) day;

•	on the website www.rushydro.ru – within 5 (five) days.

7) Disclosure in respect of state registration of the report on the additional issue results shall be made by the Issuer by giving material fact notice of Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding State Registration of Report on Securities Issue Results within the following timeline from the date when the disclosure in respect of state registration of the report on additional issue results is posted on the website of the registering authority or from the date of Issuer’s receipt of registering authority’s written notice of state registration of the report on additional issue results by post, fax or electronic communication, or delivery by hand, whichever is earlier:

•	in the newsline (Interfax) – within 1 (one) day;

•	on the website www.rushydro.ru – within 2 (two) days.

The text of a material fact notice shall be made accessible on the website www.rushydro.ru at least within 6 (six) months from the end of the period provided for its posting on the Internet, or from the date of its posting on the Internet, if posted after the expiration of such period.

Within 2 (two) days from the date of disclosure in respect of the state registration of the report on the additional issue results on the website of the registering authority or Issuer’s receipt of registering authority’s written notice of state registration of the report on additional issue results by post, fax or electronic communication, or delivery by hand, whichever is earlier, the Issuer shall post the text of the registered report on additional issue results on the website www.rushydro.ru.

The text of the registered report on additional issue results shall be made accessible on the website www.rushydro.ru at least within 6 (six) months from the end of the period provided for its posting in the Internet, or from the date of its posting in the Internet, if posted after the expiration of such period.

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Disclosure at the stage of state registration of the Report on Additional Issue Results shall be made by the Issuer by posting the Report on Additional Issue Results on the website www.rushydro.ru.

Starting from the date of disclosure in respect of the state registration of the report on additional issue results all the interested persons may review the report on additional issue results, and obtain copies thereof at the following address:

Russian Federation, Moscow, Arkhitectora Vlasova st. 51 (in the office of the sole executive body of JSC RusHydro).

Commencing with the date of disclosure in respect of the state registration of the report on additional issue results any interested person shall be entitled to receive a copy of the report on additional issue results at the abovementioned address for a charge that may not exceed the costs of making copies of the mentioned document.

8) Disclosure in respect of cancellation or ineffectiveness of the additional issue of shares shall be made by the Issuer by giving material fact notices of Disclosure Regarding Cancellation or Ineffectiveness of Securities Issue within the following timeline from the date of occurrence of the material fact:

•	in the newsline (Interfax) – within 1 (one) day;

•	on the website www.rushydro.ru – within 2 (two) days.

The occurrence of a material fact regarding cancellation of the additional issue of securities of the Issuer shall be the date of disclosure in respect of such cancellation on the website of the registering body or the date of Issuer’s receipt from the registering body of a written notice of cancellation of the additional issue of securities by post, fax or electronic communication, or delivery by hand, whichever is earlier.

The occurrence of a material fact regarding ineffectiveness of the additional issue of securities of the Issuer shall be the date of Issuer’s receipt of an effective (effective date for issued) judicial act (court decision, order, ruling) on ineffectiveness of the additional issue of securities (shares).

The text of a material fact notice shall be made accessible on the website www.rushydro.ru at least within 6 (six) months from the end of the period provided for its posting on the Internet, or from the date of its posting on the Internet, if posted after the expiration of such period.

9) The Issuer shall make disclosures by giving material fact notices in other instances specified in the Regulations.

A material fact notice shall be published by the Issuer within the following timeline upon occurrence of a material fact:

•	in the newsline (Interfax) – within 1 (one) day;

•	on the website www.rushydro.ru – within 2 (two) days.

The text of the registered report on additional issue results shall be made accessible on the website www.rushydro.ru at least within 6 (six) months from the end of the period provided for its posting in the Internet, or from the date of its posting in the Internet, if posted after the expiration of such period.

10) The Issuer shall make disclosure by preparing a quarterly report in the manner specified in the Regulation.

A quarterly report shall be prepared according to the results in each quarter. A quarterly report shall be submitted to the registering body within 45 (forty-five) days of the end of the reporting quarter.

Within 45 (forty-five) days of the end of the relevant reporting quarter the Issuer shall publish the text of the report on the website www.rushydro.ru.

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The text of the quarterly report on additional issue results shall be made accessible on the website www.rushydro.ru at least within 3 (three) years from the end of the period provided for its posting in the Internet, or from the date of its posting in the Internet, if posted after the expiration of such period.

Within 1 (one) day from the posting of the text of the quarterly report on the website the Issuer shall publish in the newsline (Interfax) a notice of procedure for accessing the contents of such quarterly report.

11) The Issuer shall make disclosure by giving notices of facts that may have a material effect on the value of the securities of the Issuer.

Notices of facts that may have a material effect on the value of the securities of the Issuer shall be published within the following timeline upon occurrence of the respective fact:

•	in the newsline (Interfax) – within 1 (one) day;

•	on the website www.rushydro.ru – within 2 (two) days.

The text of each notice of facts that may have a material effect on the value of the securities of the Issuer shall be made accessible on the website www.rushydro.ru at least within 6 (six) months from the end of the period provided for its posting on the Internet, or from the date of its posting on the Internet, if posted after the expiration of such period.

12) The Issuer shall disclose information about the content of its Articles of Association with all amendments and/or alterations thereof by publishing of it on the web-site www.rushydro.ru.

In the event that amendments and/or alterations are made to the Articles of Association of the Issuer (a new revision of the Articles is approved), the text of the Articles as amended and/or altered (the text of the new revision of the Articles) shall be posted by the Issuer on the website www.rushydro.ru within 2 (two) days of the date of Issuer’s receipt from the Competent Authority of a written notice (certificate) of state registration of such amendments and/or alterations (state registration of the new revision of the Articles), and, where the federal law so prescribes amendments and/or alterations to the Articles of a joint stock company become effective in respect of third parties upon notice of the Competent Authority, within 2 (two) days of such notice.

Where a new revision of the Articles of Association of the Issuer is adopted, the text of the previous revision shall be made accessible on the website www.rushydro.ru within 3 (three) months of the date when the new revision of the Articles of the Issuer is posted on the Internet.

The Issuer shall publish corporate documents that govern the activities of its bodies on the website www.rushydro.ru within 2 (two) days of the date of minutes (date of expiration of the term set forth by the laws of the Russian Federation for preparation of the minutes) of the General Meeting of Shareholders (Board of Directors) which approved the relevant corporate document.

In the event that amendments and/or alterations are made to corporate documents, that govern the activities of the bodies of the Issuer (new revisions of corporate documents are approved), the mentioned corporate documents as amended and/or altered (new revisions of the mentioned corporate documents) shall be posted by the Issuer on the website www.rushydro.ru within 2 (two) days of the date of minutes (date of expiration of the term set forth by the laws of the Russian Federation for preparation of the minutes) of the meeting of the competent statutory organ of the Issuer which approved amendments and/or alterations to (adoption of new revisions) the mentioned corporate documents.

Where a new revision of a corporate document of the Issuer is adopted, the text of the previous revision of such corporate document shall be made accessible on the website www.rushydro.ru within 3 (three) months of the date when the new revision of the relevant corporate document of the Issuer is posted on the Internet.

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Forms, methods, timeline for disclosures: The Issuer shall make disclosures at each stage of the issue procedure, and also by preparing quarterly reports and material fact notices, notices of fact that may have a material effect on the value of the securities of the Issuer, as provided for in the Federal Law on Securities Market No. 39-F3 dated 22.04.1996 (as amended), Federal Law on Joint Stock Companies No. 208-F3 26.12.1995 (as amended), and the Regulations on Disclosure by Issuers of Equity Securities approved by Russian FSMC Decree No. 06-117/ dated 10.10.2006 (referred to in the Resolution on the Additional Issue of Securities as the Regulations). Where at the time of occurrence of a fact which the Issuer shall disclose in accordance with applicable federal laws, and regulatory acts issued by the federal executive authority for securities market, other procedure and timeline for disclosure of such fact is prescribed than the procedure and timeline provided for in the Resolution on the Additional Issue of Securities and Prospectus, disclosure of such fact shall be made using the procedure and timeline prescribed by federal laws, and regulatory acts issued by the federal executive authority for securities market as effective at the time of occurrence of the fact.

All disclosures that the Issuer is obliged to make pursuant to the Regulations and other regulatory acts of the federal executive authority for securities market in the Internet shall be accessible on the website www.rushydro.ru within the timeline provided for in such regulatory acts.

The Issuer shall ensure access of any interested person to the information contained in each notice, including each material fact notice published by the Issuer pursuant to the Regulations, and in the registered Resolution on the Additional Issue of Securities and Prospectus as amended and (or) altered, report on the additional issue results, quarterly report, and in any other documents that shall be disclosed pursuant to Section VIII of the Regulations by making copies thereof available at the address (in the registered office) of the permanent executive body of the Issuer registered in the Unified State Register of Legal Entities, and prior to the end of the subscription term such copies shall also be made available in places specified in promotional announcements of the Issuer containing information on the offering.

The Issuer shall provide a copy of each notice, including a copy of each material fact notice, published by the Issuer pursuant to the Regulations, and a copy of the registered Resolution on the Additional Issue of Securities and Prospectus as amended and (or) altered, report on the additional issue results, copy of a quarterly report, and copies of any other documents that shall be disclosed pursuant to Section VIII of the Regulations, to holders of the Issuer’s securities and any other interested persons upon their request for a charge not exceeding the costs of production of such copy, within 7 (seven) days of the date of the request.

The bank details of current account(s) of the Issuer used to pay the costs of production of copies of the abovementioned documents and amount (method of determining the amount) of such costs shall be posted by the Issuer on the website www.rushydro.ru.

Copies of documents that need not to be kept permanently by the Issuer pursuant to the laws of the Russian Federation shall be provided by the Issuer to interested persons on their request within the retention period specified for such documents.

A copy provided by the Issuer shall be certified by an authorized officer of the Issuer.

Where the last day of the period within which the Issuer is obliged pursuant to the Regulations to make a disclosure or provide a copy of a document containing information that is subject to disclosure, falls on weekend and/or an official holiday, such period shall be deemed to end on the business day immediately following it.

Disclosures shall be made by means of publishing notices in periodic printed medium (media).

Name of such medium (media): the Izvestiya newspaper.

Disclosures shall be made by means of posting notices on the website.

Website address: www.rushydro.ru

The Issuer is obliged to make disclosures by means of a quarterly report and notices of material facts (events, actions) that have an effect on its finances and business operations.

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The Issuer and/or the registrar responsible for keeping the register of holders of the registered securities of the Issuer, at the request of the interested party shall provide such a party with a copy of the original resolution on the issue (additional issue) of securities for a payment not exceeding the expenses for the execution of such a copy.

12. Information about ensuring fulfillment of obligations for the bonds of issue (additional issue):

This item shall apply only for bonds.

13. The obligation of the Issuer to secure the rights of the holders of securities subject to their compliance with the procedure of such rights’ exercise specified by the legislation of the Russian Federation:

The Issuer is obliged to secure the rights of the holders of securities subject to their compliance with the procedure for such rights exercise established by the legislation of the Russian Federation.

14. The obligation of persons, provided security against the bonds, to ensure fulfillment of obligations of the Issuer to the holders of bonds in the case of refusal of the Issuer to fulfill its obligations or in case of delay in execution of corresponding obligations I respect of bonds in accordance with the conditions of the security provided.

This item shall apply only for bonds.

15. Other information stipulated by the Standards:

No other information.

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